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TABLE OF CONTENTS
INDEX TO FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gateway Energy Corporation
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4923 (Primary Standard Industry Classification Code Number)	44-0651207 (IRS Employer Identification Number)
500 Dallas Street, Suite 2615, Houston, TX 77002 (713) 336-0844 (Address and telephone number of principal executive offices and principal place of business)

With copies to:
Stephen E. Gehring, Esq.
Cline, Williams, Wright, Johnson & Oldfather, L.L.P.
1125 S. 103rd, Suite 320, Omaha, NE 68124
(402) 397-1700
(Name, address and telephone number of agent for service)

Approximate date of sale to the public: As soon as practicable after the effective date of this registration statement

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common	$3,500,000.00	$0.45	$3,500,000.00	$443.45

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION                        , 2004

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THIS OFFERING IS BEING MADE ONLY TO INVESTORS IN [LIST OF STATES]. SEE "INVESTOR SUITABILITY REQUIREMENTS" BEGINNING ON PAGE.

GATEWAY ENERGY CORPORATION

$3,500,000
COMMON STOCK

This is a "best efforts" offering to raise between $1,000,000 and $3,500,000 through the sale of up to 15,000,000 shares of Gateway Energy Corporation common stock. Initially, we are offering the shares only to current stockholders through the use of a rights offering. We are distributing to holders of our common stock, at no charge, nontransferable subscription rights to purchase up to an aggregate of 15,000,000 shares of our common stock. You will receive one subscription right for each share of common stock you own. If you exercise your rights in full, you may over-subscribe for the purchase of additional shares that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of shares among persons exercising this over-subscription privilege. You will not be entitled to receive any rights unless you hold of record shares of our common stock as of the close of business on, 2004. If any shares of common stock offered in the rights offering remain unsubscribed after the rights offering period expires, then InvestLinc Securities LLC, our placement agent for this offering—and for a related, follow-on offering described in this prospectus—will offer all such shares at the subscription price to other investors seeking opportunities through its broker-dealer network.

Each subscription right will entitle you to purchase one additional share of our common stock at a subscription price of $                  per right (or $                  per share). The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on, 2004, unless we extend this offering period in our sole discretion. You should carefully consider whether to exercise your subscription rights before this expiration date. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold or transferred.

The exercise of your subscription rights for shares of our common stock involves risks. You should carefully consider the risk factors beginning on page    of this prospectus before exercising your subscription rights.

The Company intends to sell up to 15,000,000 shares of common stock in both offerings combined. No change in control of the Company can result from the rights offering, and/or the follow-on offering, because the total number of shares being offered is not sufficient to effect a change in control.

The rights offering is expected to continue until, 2004, although the offering may be extended. The follow-on offering period will commence upon expiration of the rights offering period and continue until, 2004, although that offering may also be extended. Funds will be placed in escrow until the first purchase of at least $1,000,000 is completed through either offering. If we do not sell $1,000,000 in shares of our common stock by, 2004, we will promptly refund all proceeds in the escrow account unless all prospective investors agree in writing to waive this financing condition. We will deliver stock certificates representing shares purchased as soon as practicable, but in no event later than 30 days after the initial close or any subsequent close of each offering. The minimum investment for the follow-on offering will be $1,000. InvestLinc, a registered broker-dealer, is serving as our placement agent for the rights offering and the follow-on offering. Broker fees and commissions, in addition to the expenses of the offerings, will be deducted directly from the proceeds of the offerings, in the amount of 5% of the value of shares subscribed by current stockholders and 10% of the value of other shares sold in this offering.

	Per share	Total Minimum	Total Maximum
Offering price	$—	$1,000,000	$3,500,000
If all shares are sold under the rights offering:
Placement agent discounts and commissions—at 5%	$—	$50,000	$175,000
Proceeds to us before expenses	$—	$950,000	$3,325,000
If all shares are sold under the follow-on offering:
Placement agent discounts and commissions—at 10%	$—	$100,000	$350,000
Proceeds to us before expenses	$—	$900,000	$3,150,000

We may also sell up to $350,000 of common stock, or ten percent of the maximum offering, at the public offering price to cover over-allotments, if any. See "Plan of Distribution" beginning on page    . We currently expect the public offering price of our common stock to be between $0.35 and $0.45 per share. Our common stock is traded on the over-the-counter Bulletin Board under the symbol "GNRG."

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS AND IS HIGHLY SPECULATIVE. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

STATE NOTICES

To be filed by Amendment

TABLE OF CONTENTS

PROSPECTUS SUMMARY.
QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING
RISK FACTORS
USE OF PROCEEDS
THE RIGHTS OFFERING
PLAN OF DISTRIBUTION
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
DESCRIPTION OF SECURITIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
BUSINESS
EMPLOYEES
LEGAL PROCEEDINGS
DESCRIPTION OF PROPERTY
THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INVESTOR SUITABILITY REQUIREMENTS
LEGAL MATTERS
EXPERTS
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURES
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS
ANNEX A—FORM OF COMMON STOCK SUBSCRIPTION AGREEMENT

You should rely only on the information in this prospectus and the additional information described under the heading "Where You Can Find More Information" on page. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and the additional information described under the heading "Where You Can Find More Information" were accurate on the date on the front cover of the prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding us, the sale of our common stock in this offering, our financial statements and the notes to those financial statements that appear elsewhere in this prospectus. See "Risk Factors" beginning on page to read about factors you should consider before buying these securities.

Business Overview

        Gateway Energy Corporation, which we refer to as the Company, or Gateway, has an exclusive license in the continental U.S. for a state-of-the-art, patented process, known as the Mehra Process®, for the rejection of nitrogen from natural gas streams. The license was obtained from Advanced Extraction Technologies, Inc. of Houston, TX, referred to herein as AET, and technical information about the process is available on the Company's website. The process provides cost-effective, non-cryogenic removal of nitrogen from sub-quality natural gas so that the gas meets pipeline quality specifications for minimum heat content (i.e., Btu content per cubic foot of gas) or maximum total inert components, and is thus saleable.

        The sub-quality, or high nitrogen, natural gas resource base is substantial. In the most recent update of its chemical composition database of the nation's natural gas resource base, the Gas Technology Institute classified approximately 41% of the natural gas reserves in the lower-48 United States as sub-quality gas. Almost 40% (approximately 24 trillion cubic feet, or "Tcf") of this sub-quality gas is unable to meet the pipeline quality specifications due to the presence of nitrogen alone or nitrogen in combination with other contaminants. Furthermore, approximately 90% of the gas that is sub-quality because of nitrogen has from 4% to 20% nitrogen in the gas. This is the range of nitrogen content where the Mehra Process is most cost effective.

        The Company also owns and operates natural gas gathering, transportation and distribution systems and related facilities in Texas and Oklahoma, and offshore in Texas and federal waters of the Gulf of Mexico. These systems include approximately 778 miles of pipeline ranging in diameter from 1 inch to 20 inches through which the Company gathers natural gas and liquid hydrocarbons from producing properties owned by others, transports gas and liquid hydrocarbons and distributes natural gas to various markets.

Business Growth Strategy

        The ownership and operation of treating plants to remove nitrogen from natural gas and direct ownership and production of high nitrogen natural gas reserves are the primary components of the Company's strategy to increase earnings and cash flows. We own an extensive database of sub-quality (high nitrogen) natural gas prone areas in the U.S. For approximately the past three years, we have been attempting to obtain capital funding for projects utilizing our high nitrogen technology. During that time, one project near Madisonville, Texas has been developed using our licensed technology. We refer to that project as the Madisonville plant. The Madisonville plant commenced operation in May 2003, and the second phase is being planned. See "Description of Property-Onshore Properties" for additional details.

        In March 2004, we entered into letters of intent with a Chicago-based investment-banking company called the InvestLinc Group to secure funding to exploit the high nitrogen technology. Under the letter of intent a new limited liability company, GEC Development, LLC, will be formed. We refer to this entity as GEC. The InvestLinc Group is obligated to provide at least $8,000,000 in capital for GEC. We will manage GEC and provide it with the first right to acquire and develop all high nitrogen natural gas projects put together by us. Through this offering, we expect to invest up to $1,500,000 of Gateway money in GEC. See "Business—Business Growth Strategy; GEC Development, LLC" for additional details.

        As we increase our involvement in this high nitrogen natural gas niche, we expect that a majority of our operating income will be derived from our ownership interest in and management fees from GEC. Over time, we expect that our fee-based operating income from our current gathering, transportation and marketing activities will become less significant.

        In addition, should the future prices of natural gas encourage exploration and development drilling, the Company is expected to benefit from the presence of its pipelines in proven productive areas, both onshore and offshore in the Gulf Coast region. With a current throughput volume significantly less than our maximum daily throughput capacity, we will be able to solicit a significant amount of new gathering and transportation business.

The Company

        The Company, a Delaware corporation, was incorporated in 1960 and entered its current business in 1992. The Company's common stock is traded in the over-the-counter Bulletin Board under the symbol "GNRG." The Company's executive offices are located at 500 Dallas Street, Suite 2615, Houston, Texas 77002, and its telephone number is (713) 336-0844. The Company's web site is www.gatewayenergy.com. The Company conducts all of its business through its wholly owned subsidiary companies, Gateway Pipeline Company, Gateway Offshore Pipeline Company, Gateway Energy Marketing Company, Fort Cobb Fuel Authority, L.L.C. and Gateway Processing Company.

The Offering

        With this offering, we are seeking to raise a minimum of $1,000,000 and a maximum of $3,500,000 through the sale and issuance of up to 15,000,000 shares of common stock. Initially, we are offering the shares only to current stockholders through the use of a rights offering. We are granting to holders of our common stock, at no charge, nontransferable subscription rights to purchase up to an aggregate 15,000,000 shares of our common stock. You will be granted one subscription right for each share of common stock you own. If you exercise your rights in full, you may over-subscribe for the purchase of additional shares that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of shares among persons exercising this over-subscription privilege. You will not be entitled to any rights unless you hold of record shares of our common stock as of the close of business on, 2004. If any shares of common stock offered in the rights offering remain unsubscribed after the rights offering period expires, then InvestLinc Securities LLC, our placement agent for this offering—and for a follow-on offering described in this prospectus—will offer all such shares at the subscription price to other investors seeking opportunities through its broker-dealer network.

        Each subscription right will entitle you to purchase one additional share of our common stock at a subscription price of $                  per right (or $                  per share). The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on, 2004, unless we extend this offering period in our sole discretion. You should carefully consider whether to exercise your subscription rights before this expiration date. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold or transferred.

        The exercise of your subscription rights for shares of our common stock involves risks. You should carefully consider the risk factors beginning on page     of this prospectus before exercising your subscription rights.

        The Company intends to sell up to 15,000,000 shares of common stock in both offerings combined. No change in control of the Company can result from the rights offering, and/or the follow-on offering, because the total number of shares being offered is not sufficient to effect a change in control.

        The rights offering is expected to continue until, 2004, although the offering may be extended. The follow-on offering period will commence upon expiration of the rights offering period and continue until, 2004, although that offering may also be extended. Funds will be placed in escrow until the first purchase of at least $1,000,000 is completed through either offering. If we do not sell $1,000,000 in shares of our common stock by, 2004, we will promptly refund all proceeds in the escrow account unless all prospective investors agree in writing to waive this financing condition. If we have reached the minimum offering by, 2004, but have not reached the maximum offering, we may extend the offering for up to 60 days. See "Plan of Distribution" on page.

        We will deliver stock certificates representing shares purchased as soon as practicable, but in no event later than 30 days after the initial close or any subsequent close of the rights offering or the follow-on offering. The minimum investment for the follow-on offering will be $1,000. InvestLinc, a registered broker-dealer, is serving as our placement agent for the rights offering and the follow-on offering. Broker fees and commissions, in addition to the expenses of the offerings, will be deducted directly from the proceeds of the offerings. Set forth below is certain additional information regarding the terms of this offering.

        This information and all other disclosures regarding the offering in this prospectus assume that the over-allotment option is not exercised, unless indicated to the contrary.

Common stock we are offering	Up to 15,000,000 shares
Eligible investors	First twenty-one (21) days—current stockholders only Thereafter—all qualified investors. See "Investor Suitability Requirements"
Common stock to be outstanding after this offering	Up to 30,686,041 shares, depending on offering subscription(1)
Over-the-counter Bulletin Board symbol	GNRG
Use of proceeds
Net proceeds of this offering will retire debt and provide capital for contribution to GEC Development, L.L.C., a new entity organized to exploit the Company's licensed nitrogen rejection process. See "Use of Proceeds."

(1)
We had 15,686,041 shares of common stock outstanding as of December 31, 2003, excluding:

•
Options to purchase 862,415 shares of common stock at an average exercise price of $0.39 per share;

•
Warrants to purchase 200,000 shares of common stock at an average price of $1.04 per share;

•
Warrants to be issued to the placement agent following completion of the offering for 6% of the total value raised in the offering at a per share price equal to the offering price. See "Plan of Distribution."

Selected Financial Data

        The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto. Amounts are presented below in 000's, except per share data.

	Year Ended December 31,
	2003	2002
Statement of Operations Data:
Operating revenues:
Sales of natural gas	$14,470	$5,909
Other revenues	704	778

	15,174	6,687

Operating costs and expenses:
Cost of natural gas purchased	12,483	4,335
Operation and maintenance	927	870
Depreciation and amortization	595	532
Accretion and changes in estimates	97	—
General and administrative	1,597	1,874

	15,699	7,611

Interest expense, net	(365)	(147)
Other income (expense), net	(63)	63

Loss from continuing operations	(953)	(1,008)

Discontinued operations	21	86

Loss before cumulative effect of change in accounting principle	(932)	(922)
Cumulative effect of change in accounting principle	(106)	—
Net loss	$(1,038)	$(922)
Basic and diluted loss per share:
Continuing operations	$(0.06)	$(0.07)
Discontinued operations	—	0.01
Cumulative effect of change in accounting principle	(0.01)	—

Net loss	$(0.07)	$(0.06)

Weighted average shares outstanding	15,441	15,396

	December 31,
	2003	2002
Balance Sheet Data:
Cash and cash equivalents	$202	$81
Working capital	(821)	(91)
Total assets	10,316	8,230
Total liabilities	5,977	2,930
Total stockholders' equity	4,339	5,300
	December 31, 2003
	Actual	Pro Forma(1)	Pro Forma(2)
Pro Forma Balance Sheet Data:
Cash and cash equivalents	$202	$952	$3,202
Working capital	(821)	(71)	2,179
Total assets	10,316	11,066	13,316
Total liabilities	5,977	5,977	5,977
Total stockholders' equity	4,339	5,089	7,339

(1)
This pro forma balance sheet data reflects net proceeds of $750,000 from the minimum offering.

(2)
This pro forma balance sheet data reflects net proceeds of $3,000,000 from the maximum offering, excluding the over-allotment.

Capitalization

        Set forth below is the selected unaudited pro forma capitalization of the Company as of December 31, 2003, after giving effect to: (i) the hypothetical sale of $1,000,000 of shares of common stock, which represents the minimum offering, and; (ii) the hypothetical sale of $3,500,000 of shares of common stock, which represents the maximum offering (excluding the over-allotment). In each case, the hypothetical proceeds shown are net of placement agent's maximum 10% commission. All other expenses of this offering will be deducted from the proceeds.

  Minimum Offering

	December 31, 2003
	Actual	Pro Forma Adjustments	Pro Forma as Adjusted
Balance Sheet Data:
Cash and cash equivalents	$202	$750	$952
Working capital	(821)	750	(71)
Total assets	10,316	750	11,066
Total stockholders' equity	4,339	750	5,089

  Maximum Offering

	December 31, 2003
	Actual	Pro Forma Adjustments	Pro Forma as Adjusted
Balance Sheet Data:
Cash and cash equivalents	$202	$3,000	$3,202
Working capital	(821)	3,000	2,179
Total assets	10,316	3,000	13,316
Total stockholders' equity	4,339	3,000	7,339

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q: What is the rights offering?

A: We are granting to holders of our common stock, at no charge, nontransferable subscription rights to purchase shares of our common stock. You will be granted one subscription right for each share of common stock you own as of, 2004, the record date. The subscription rights will be evidenced by your total ownership of the Company's common stock, whether in certificate form or in book entry form. No rights certificates will be issued.

Q: What is a subscription right?

A: Each subscription right is a right to purchase one share of our common stock. When you "exercise" a subscription right, you choose to purchase a share of common stock that the subscription right entitles you to purchase. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. We will not distribute any fractional shares, but will round up the aggregate number of shares you are entitled to receive to the nearest whole number.

Q: What is the subscription price?

A: The subscription price for a subscription right is $                  per right (or $                  per share). The per share price equals        % of the current market price of our common stock determined as the closing price of our common stock on the over-the-counter Bulletin Board as of                        , 2004, the Friday preceding the commencement of our offering.

        See "The Rights Offering—Determination of Subscription Price" on page.

Q: Where will the shares of common stock issued in the rights offering be listed?

A: Our common stock is traded on the over-the-counter Bulletin Board under the symbol "GNRG." On, 2004, the last trading day before the date of this prospectus, the closing price of our common stock on the over-the-counter Bulletin Board was $                  per share.

        See "Market for Common Equity and Related Stockholder Matters" on page.

Q: How long will the rights offering last?

A: You will be able to exercise your subscription rights only during a limited period. If you do not exercise your subscription rights before 5:00 p.m., New York City time, on, 2004, your subscription rights will expire. We may, in our sole discretion, decide to extend the rights offering from time to time. See "The Rights Offering—Expiration Date, Extensions and Termination" on page.

Q: Why are we engaging in a rights offering?

A: We are making this rights offering in order to raise $3,500,000 in new capital to be used as follows:

  •
  to repay the remaining $1,200,000 balance of a term note, referred to as the Madisonville term note, and accrued interest, extended by Southwest Bank of Texas, N.A. to us during 2001 that is evidenced by a promissory note with an annual interest rate of 7.25%, which is due by its terms on December 31, 2005 but must be prepaid in whole or part upon completion of this offering;

  •
  to pay the final installment of principal of our subordinated notes that was due March 1, 2004, plus related accrued interest at an annual rate of 10%;

  •
  to allow us to make a meaningful capital contribution to GEC, and;

  •
  to generate additional working capital for our business.

Our board of directors believes that the rights offering will ultimately strengthen our financial condition through generating additional cash, reducing our indebtedness, increasing our stockholders' equity and allowing for more immediate exploitation of the Company's licensed nitrogen rejection process. See "Use of Proceeds" on page, "Capitalization" on page and "The Rights Offering—Reasons for the Rights Offering" on page. However, our board of directors is not making any recommendation as to whether you should exercise your subscription rights. You should decide whether to exercise your subscription rights based upon your own assessment of your best interests.

Q: How much money will we receive from the rights offering?

A: If we sell all the shares being offered, we will receive gross proceeds of $3,500,000. We are offering shares in the rights offering with no minimum purchase requirement. As a result, there is no assurance we will be able to sell all of the shares being offered. However, upon expiration of the rights offering, all unsubscribed shares will be offered to other qualified investors seeking opportunities through InvestLinc's broker-dealer network. Accordingly, we expect to receive gross proceeds of $3,500,000 and net proceeds of approximately $3,000,000. See "Use of Proceeds" on page.

Q: Am I required to subscribe in the rights offering?

A: No.

Q: What happens if I choose not to exercise my subscription rights?

A: You will retain the current number of shares of common stock held directly by you, or indirectly by virtue of options or warrants, even if you do not exercise your subscription rights. If you choose not to exercise your subscription rights, then the percentage of the common stock held directly by you (or indirectly by virtue of options or warrants) relative to the total shares of Company stock outstanding will decrease because of the newly issued shares. The magnitude of the reduction of your percentage ownership will depend upon the extent to which you subscribe in the rights offering.

Q: How do I exercise my subscription rights?

A: You must properly complete the attached subscription certificate and deliver it, along with the subscription price for the shares you are subscribing, to the subscription agent before 5:00 p.m., New York City time, on, 2004. The address for the subscription agent is on page. See "The Rights Offering—Delivery of Subscription Materials and Payment" on page.

Q: What should I do if I want to participate in the rights offering but my shares are held in the name of my broker, custodian bank or other nominee?

A: If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

Q: Will I be charged a sales commission or a fee by Gateway if I exercise my subscription rights?

A: No. We will not charge you a brokerage commission or a fee for exercising your subscription rights. However, if you exercise your subscription rights through a broker or nominee, you will be responsible for any fees charged by your broker or nominee. The broker fees and commissions related to the rights offering, in addition to the expenses of the offering, will be deducted directly from the proceeds of the offering, in the amount of 5% of the value of shares subscribed by current stockholders.

Q: Are there risks in exercising my subscription rights?

A: Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights means buying additional shares of our common stock and should be considered as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading "Risk Factors," beginning on page.

Q: May I transfer my subscription rights if I do not want to purchase any shares?

A: No. Should you choose not to exercise your subscription rights, you may not sell, give away or otherwise transfer your subscription rights. However, your subscription rights may be exercised by your family members or entities you own and by operation of law, such as upon your death.

Q: Is there an over-subscription privilege?

A: Yes. All stockholders have the right to subscribe for additional shares of our common stock unclaimed by other holders of subscription rights.

Q: What does it mean to over-subscribe?

A: If you exercise your subscription rights in full, you may subscribe for, i.e., indicate a desire to purchase, more shares than you have subscription rights to purchase. At the end of the rights offering, all otherwise unsubscribed shares will be allocated ratably to all stockholders exercising this over-subscription privilege. You will be notified promptly after the rights offering closes of the number of shares you will be entitled to purchase.

Q: After I exercise my subscription rights, can I change my mind and cancel my purchase?

A: No. Once you send in your subscription certificate and payment, you cannot revoke the exercise of your subscription rights, even if you later learn information about Gateway that you consider to be unfavorable and even if the market price of our common stock is below the subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at the subscription price. See "The Rights Offering—No Revocation" on page.

Q: Can the board of directors withdraw the rights offering?

A: Yes. The board of directors may decide to withdraw the rights offering at any time for any reason. If we withdraw the rights offering, any money received from subscribing stockholders will be refunded promptly, without interest. See "The Rights Offering—Withdrawal and Amendment" on page.

Q: If the rights offering is not completed, will my subscription payment be refunded to me?

A: Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, the subscription agent will return promptly, without interest, all subscription payments.

Q: What is the board of directors' recommendation regarding the rights offering?

A: Our board of directors is not making any recommendation as to whether you should exercise your subscription rights. You are urged to make your decision based on your own assessment of the rights offering and Gateway.

Q: How many shares will be outstanding after the rights offering?

A: As of, 2004, we had approximately 15,700,000 shares issued and outstanding. We expect to issue up to 15,000,000 shares in the rights offering. After the rights offering, we anticipate that we will have up to 30,700,000 shares of common stock outstanding.

Q: What are the United States federal income tax consequences of exercising my subscription rights as a holder of common stock?

A: A holder of common stock generally should not recognize income or loss for federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. We urge you to consult your own tax advisor with respect to the particular tax consequences of the rights offering or the related share issuance to you.

Q: When will I receive certificates for the shares purchased in the rights offering?

A: We will issue certificates representing shares purchased in the rights offering to you or to the Depository Trust Company on your behalf, as the case may be, as soon as practicable after the expiration of the rights offering.

Q: What should I do if I have other questions?

A: If you have questions or need assistance, please contact Herb Lemmer at American Stock Transfer & Trust Company, the subscription agent, at (800) 937-5449, or Nancy S. Morris, Gateway's Manager of Investor Relations at (713) 336-0844, extension 109. Our principal offices are located at 500 Dallas Street, Suite 2615, Houston, Texas 77002.

For a more complete description of the rights offering, see "The Rights Offering" beginning on page.

RISK FACTORS

        THE SHARES WE ARE OFFERING ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER CAREFULLY THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND PROSPECTS WOULD LIKELY SUFFER.

Risks related to our company

We have a history of net losses and the trend may continue.

        For the past five years, we have operated our business at a loss. However, we are expecting operating results and cash flows to improve, for the following reasons:

  •
  The Madisonville plant, the first commercial natural gas treating plant designed to use our licensed nitrogen rejection process, commenced operations during late May 2003 and has generated substantial interest from producers possessing sub-quality, or high nitrogen, natural gas reserves, both in the area and in other parts of the country. The producer connected to the Madisonville plant plans to drill at least one additional well during 2004 at Madisonville, and we expect that the treating plant will be expanded by others to more than double the wellhead gas treating capacity to approximately 50,000 Mcf per day. The Company's 10-inch pipeline-quality sales gas line and the 3-inch reinjection line were oversized compared to estimated initial delivery, so no significant additional capital expenditures are anticipated to be required of us to enable the pipelines to accommodate the increased volumes from additional wells.

    Because of one of our financings, an entity has an option to own a one-third interest of our Madisonville pipeline facilities, and we expect it to exercise that option during 2005 or 2006. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" at page    .

  •
  Our offshore pipeline assets are properly maintained and capable of servicing new productive offshore wells drilled in the vicinity. One producer drilled and successfully tested during 2003 an oil well close to one of our pipelines that we expect to connect during 2004. A second producer has identified additional drilling locations in a state tract already connected to one of our gathering systems. Connection of new production from either of these areas will add operating margin and cash flows without requiring capital expenditures by us. Additionally, we reported on April 14, 2004 that, in the Texas General Land Office Oil and Gas Lease Sale held April 6, 2004, three companies acquired nine offshore blocks within one mile of Gateway Offshore Pipeline Company's 20-inch Shipwreck pipeline system and another seven blocks were acquired within several miles of the pipeline.

        There are many factors influencing our success that are beyond our control that may cause continued losses. Some of our natural gas sales are to retail customers and are dependent on weather in the local service area. We cannot control the extent or timing of producer investment near our offshore pipeline systems. The ultimate success of our Madisonville pipeline facilities depends upon the continued success of the producers in the area, and the continued successful operation of the Madisonville plant. With capital supporting the Company's licensed process, we will be able to respond more quickly to opportunities as they arise.

We have marginal cash flows and may not be able to pay timely some short-term cash obligations.

        We were unable to pay timely the subordinated note principal payment that became due on March 1, 2003. Under the terms of the subordinated notes, the Company has a sixty-day period in which to make such payments and prevent acceleration of the remaining outstanding principal. We made this payment during April 2003 immediately after the Madisonville balloon note funded.

        The final payment of principal and interest under the subordinated notes became due on March 1, 2004. We expect to pay it with new capital raised in this offering or with proceeds from the sale of assets, or else refinance it with the subordinated note holders or others.

        We violated the current ratio covenant in the Madisonville term note credit agreement—subsequent to September 30, 2003, but before the Form 10-QSB was issued—and obtained a limited waiver from the bank in conjunction with an agreement amendment, effective November 15, 2003. The violation was the direct result of the amount of current debt for which we are obligated, and was triggered by the October 29, 2003 trade obligation that arose from the settlement of mediation with a vendor.

        Our cash flows will improve immediately upon the success of this offering. As noted under the Use of Proceeds section, a portion of the proceeds will be used to liquidate the subordinated notes and the Madisonville term note, which combined require debt service payments of approximately $57,000 per month. Also, the Company will manage the operations of GEC for an amount of monthly compensation as set forth in the GEC operating agreement. As discussed elsewhere in this document, a substantial portion of the proceeds, assuming the offering is fully subscribed, will be used to make a meaningful capital contribution to GEC. This will allow us to benefit from any cash distributions made by GEC.

Our current strategy is to pursue high nitrogen projects through GEC. If GEC cannot be formed, it will substantially delay or prevent our strategy.

        InvestLinc is obligated to raise a minimum of $8,000,000 to capitalize GEC. We are dependent upon InvestLinc to raise these funds. If InvestLinc cannot raise this amount of capital, GEC will not be formed and we will be required to abandon our current strategy to exploit high nitrogen natural gas projects through GEC. We will be obligated to find other sources of financing. Over the past three years, we have been unsuccessful in securing financing to exploit our strategy for high nitrogen natural gas, which involves ownership of the nitrogen rejection plant facilities and acquisition of high nitrogen natural gas reserves.

        If GEC cannot be formed, we will be dependent on capital from other sources includingfunds from the offering, costly project-by-project financing with middle-market capital providers or strategic affiliations, either of which would require us to assign the majority of the economic benefits in the high nitrogen natural gas operations to others. We could also sell selected properties, which might have an adverse effect upon our short-term financial position and cash flows.

Even if GEC can be formed, if this offering is not successful, our participation will be limited.

        If we cannot complete the maximum amount of this offering, our capital contribution to GEC will be reduced or eliminated. If we cannot contribute capital, we will own as little as 20% of GEC's future net assets, results of operations and cash flows. See "Business—Business Growth Strategy; GEC Development, LLC".

Even if InvestLinc secures the financing, there are other reasons why GEC might not be formed.

        In addition to the obligation of InvestLinc to secure $8,000,000 of capital for GEC, the closing of the transaction is also subject to the following conditions:

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  negotiation and documentation of definitive legal agreements, including an operating agreement for GEC. Initial drafts of these documents have been produced but not agreed to by InvestLinc or its counsel.

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  We cannot have suffered any material adverse change to our business.

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  InvestLinc is requiring certain modifications to our license agreement with AET. These modifications have not yet been specified. We do not know whether AET will agree to them when they are specified.

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  Our principal executives, Michael T. Fadden and Scott D. Heflin, must agree to execute new employment/noncompete agreements. Neither InvestLinc nor its counsel has agreed to the final terms of those agreements.

        If InvestLinc secures the $8,000,000 of capital by July 31 or any later date as the parties agree to, and we for any reason elect not to close, we must pay InvestLinc a penalty of $250,000 along with reasonable out-of-pocket expenses not to exceed $100,000.

We depend on key personnel who would be difficult to replace and our business will likely be harmed if we lose their services.

        We have two full-time executive employees, Michael T. Fadden and Scott D. Heflin, our Chief Executive Officer and Chief Financial Officer, respectively, and we rely on the services of G. Shell Boudreaux for technical downhole consulting services. Biographies commence on page    . Although we have employment agreements with both Mr. Fadden and Mr. Heflin, the employment agreements expire in October 2004. New agreements are expected to be entered into prior to the effective date of this offering. Additionally, while we maintain a key-man life insurance policy on Mr. Fadden, the loss of either executive could materially delay or harm our business. In addition, we rely on certain of the employees of AET for technical natural gas treating equipment design and consulting services to effectively utilize the license. The loss of our technical consultants could impede the achievement of our objectives and harm our business.

The scope and validity of patents and proprietary rights is important to our plan, and the loss of any such rights could harm our business.

        We have an exclusive license in the continental U.S. to the patented process, known as the Mehra Process®, to reject nitrogen from natural gas streams developed by AET. Twenty-seven patents, the newest of which expires in 2022, protect the Mehra Process in the U.S. and 31 foreign countries. Our exclusive rights to the Mehra Process could be harmed if AET's patents were successfully challenged by other parties claiming similar rights.

Our exclusive rights to the Mehra Process could be lost or diminished, or we may not be able to negotiate a modification or extension of our current license agreement on terms that we consider acceptable.

        Under our license agreement with AET, the Company's exclusive rights in the continental U.S. to utilize the Mehra Process will remain in effect at least through December 31, 2004. Our exclusive rights under the agreement will continue after December 31, 2004 for as long as the Company meets certain installed nitrogen rejection unit capacity targets. For example, gas volumes being treated by the process must equal or exceed 20,000 Mcf per day on or before December 31, 2004. The proposed expansion by others of the Madisonville plant alone will satisfy the throughput requirements of the license agreement and enable us to retain the exclusive license through 2006. In the event the Madisonville expansion, which is beyond our control, is delayed and the December 31, 2004 target is not met, we would attempt to negotiate an extension of the exclusive license with AET. The Chairman of AET, Earl P. Hoffman, is a director of the Company. We believe that such an extension could be negotiated as long as the Company has access to sufficient capital to effectively employ the process; however, we may not be to negotiate an extension on terms satisfactory to the Company.

        If we are not successful negotiating an extension of our exclusive license, we would still be able to use the Mehra Process on a non-exclusive basis. Any other entity attempting to employ the process would be doing so without the benefit of our database of high nitrogen opportunities or years of experience. However, the loss of the exclusive right to the Mehra Process would likely harm or delay our plans to exploit high nitrogen opportunities.

Risks related to our industry

Falling natural gas prices could cause the Company's nitrogen rejection process to become uneconomic.

        The Company's nitrogen rejection technology may be cost-effective for producers to employ, under the right conditions, with gas prices as low as $1.75 to $2.00 per MMBtu. While the level of natural gas commodity prices is a function of many factors beyond the control of the Company, experts generally agree that long-term natural gas prices will be at or above a level that would justify the use of the Company's process for the foreseeable future. One measure of gas price expectations is the Henry Hub gas futures price index, based on gas deliveries at the natural gas marketing hub in Henry, Louisiana. At April 20, 2004, the Henry Hub forward price estimates indicated an average price of $5.08 per MMBtu for the next five years, which compares to the Henry Hub closing index price for natural gas for the year ended December 31, 2003 of an average $5.39 per MMBtu, and to an average $3.22 per MMBtu for the prior year. If natural gas prices fall from current levels, producers may concentrate production efforts on higher quality reserves that do not require treating of the gas before it can be sold, and our high nitrogen natural gas business would be harmed. If prices fell sufficiently, our high nitrogen natural gas business would cease.

Competing technologies could displace or limit the Company's business.

        There are two types of competition that the Company faces in high nitrogen natural gas. First is the competition to acquire domestic proven reserves of high nitrogen natural gas. We are unaware of any other company that is focusing specifically on the acquisition and exploitation of high nitrogen natural gas reserves. Second is the competition to provide treating facilities to owners of high nitrogen natural gas reserves so that the nitrogen can be removed and the resulting pipeline quality gas sold.

        There are four principal technologies available for treating high nitrogen natural gas to remove the nitrogen. Two of the technologies have limited application, the first primarily due to low recoveries (and thus higher methane losses) and the second due to low operating pressures and lack of "turndown" capability (inability to economically adjust to lower throughput volumes). Consequently, the real competition is between the Company's licensed technology—the Mehra Process—and cryogenic technology. The Mehra Process involves using a physical solvent to selectively absorb hydrocarbons, but not the nitrogen, from the gas stream. By contrast, cryogenic technology involves partially or fully liquefying the nitrogen-rich gas stream, under pressure and at very low temperatures (e.g., as low as -350°F) and then separating this stream into a rejected nitrogen stream and a pipeline quality gas stream. Our future will depend on maintaining a competitive position relative to alternative treating technologies.

Our Business Plan includes owning working interests in high nitrogen natural gas reserves in place and the exploitation and development of those reserves by drilling natural gas wells.

        We will be seeking to acquire high nitrogen natural gas reserves in place and exploiting those reserves through drilling. Successful completion of this activity requires us to estimate quantities of reserves in place, the costs of drilling for and producing those reserves and the productive life and sales prices at which such reserves will likely be produced in order to pay an appropriate purchase price for the reserves to allow an adequate return on our investment. Our estimates of the ultimate values of reserves we are trying to acquire will likely differ substantially from the estimates of those selling the reserves and we may not be successful acquiring reserves, or acquiring the reserves at prices that allow us to earn an adequate rate of return on the capital employed. Our financial condition will suffer if we over estimate natural gas reserve information and overpay for such reserves, or if future fluctuations in natural gas prices or other factors affect our oil and gas reserves quantities.

Petroleum engineering is a subjective process of estimating underground accumulations of gas and liquid hydrocarbons that cannot be measured in an exact manner. Estimates of economically recoverable natural gas reserves and of future net cash flows depend upon a number of variable factors and assumptions.

        Because all reserve estimates are subjective, each of the following items may prove to differ materially from those assumed in estimating reserves:

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  the quantities of natural gas that are ultimately recovered,

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  the production and operating costs incurred,

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  the amount and timing of future development expenditures, and

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  future natural gas and liquid hydrocarbon sales prices.

        Furthermore, different reserve engineers may make different estimates of reserves and cash flow based on the same available data.

Drilling natural gas wells is a high-risk activity.

        The Company retains the services of qualified consultants to evaluate its opportunities. For example, Shell Boudreaux, former Vice President of Exploration and Exploitation for Mesa Petroleum, has been associated with Gateway and/or high nitrogen natural gas activities since 1995, and will evaluate all downhole opportunities. Mr. Boudreaux has extensive experience developing oil and gas prospects, supervising acquisition and divestiture activities, and managing oil and gas operations. The Company intends to acquire only non-operated working interests in high nitrogen natural gas reserves, except in the Permian Basin, where it may acquire 100% of the working interests due to that area's unique operating characteristics. As with all companies that drill for natural gas, the Company will drill dry holes. Drilling too many dry holes will adversely affect the Company's financial condition, its results of operations and its cash flows.

Our Business Plan includes owning natural gas treating plants servicing producers of high nitrogen natural gas.

        We will be seeking to construct, own and operate natural gas treating plants that utilize the Mehra Process to remove the nitrogen from high nitrogen natural gas production from wells owned by us, and wells owned by others. Our success treating our own gas production depends upon our success acquiring and developing high nitrogen natural gas reserves, as discussed above.

        Our success treating the production of others is dependent upon our success marketing our process to the producers of such high nitrogen gas. In some cases, we have identified producers who have current production constraints due to nitrogen, i.e., they have drilled and completed and shut in otherwise productive wells because the nitrogen content of the gas exceeds the maximum level of inert components acceptable to natural gas pipeline companies.

Risks related to the offering

The existing trading market for our securities is limited, which affects the price and liquidity of our securities.

        Our common stock is traded on the NASD OTC Bulletin Board. Securities trading on the OTC Bulletin Board typically suffer from lower liquidity, which may lead to depressed trading prices, greater price volatility and difficulty buying and selling shares, particularly in large quantities. Currently there is a limited trading market for our common stock and we cannot predict when, if ever, a fully developed public market for the common stock will occur. If a developed public trading market for the common stock does develop at a future time, it may not be sustained for any period of time. Any sales of shares in substantial amounts in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of equity securities.

        In addition, the SEC has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share. These requirements may restrict the ability of broker-dealers to sell our stock and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

We may sell additional shares of capital stock in the future, which could dilute your investment.

        Our Articles of Incorporation authorize the issuance of up to 35,000,000 shares of common stock and up to 10,000 shares of preferred stock. Upon the sale of shares offered pursuant to this prospectus (assuming the maximum offering is completed and excluding any over-allotment shares) there will be up to 30,686,041 shares of common stock issued and outstanding and no shares of preferred stock. We may seek to raise additional capital at some point in the future, if needed for some corporate purposes as may be determined by the board of directors. Such corporate purposes might include the acquisition of other businesses in exchange for shares of the Company's stock; facilitating broader ownership of the Company's stock by effecting stock splits or issuing a stock dividend; flexibility for possible future financings; and attracting or retaining valuable employees and directors by the issuance of additional stock options or awards.

        Our board of directors has the authority to issue additional shares of common stock and preferred stock without further stockholder approval, up to amount of authorized shares. Potential investors should be aware that any such stock issuance may result in reduction of the book value or market price, if any, of the outstanding shares of common stock. If we issue any additional shares of common stock or preferred stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder.

The price of the common stock has fluctuated greatly over the past several years and we expect this volatility to continue.

        The market prices and trading volumes for the securities of OTC Bulletin Board companies in general, and for our securities in particular have historically experienced significant price and volume fluctuations. These fluctuations may or may not have been related to our operating performance, and the announcement of developments regarding significant projects or contracts, or other matters material to our business or prospects may cause significant swings in our stock prices.

        From January 1, 2002 through the date of this prospectus, our closing stock price has reached a high of $0.55 per share and a low of $0.14 per share. See "Market for Common Equity and Related Stockholder Matters—Price Range of Common Stock" on page. Because of this volatility, you may not be able to sell your shares at or above the offering price and you may lose part or all of your investment.

USE OF PROCEEDS

        We estimate the net proceeds from the sale of the shares we are offering to be $3,000,000 if the maximum offering of $3,500,000 in shares is sold in this offering, and $750,000 if the minimum offering of $1,000,000 in shares are sold in this offering, in each case after deducting expenses payable by us in connection with this offering and assuming that the over-allotment option is not exercised. These offering expenses include, but are not limited to, commissions to be paid to our placement agent in the amount of 5% of the value of shares subscribed by current stockholders and 10% of the value of other shares sold in this offering. See "Plan of Distribution."

        Our ability to retire all of the subordinated notes and the Madisonville term note, and to make the full capital contribution to GEC, is dependent upon completing the maximum offering. If less than the maximum offering is sold, it is likely the Company's primary bank will require that a substantial portion of the new capital be used to pay down the Madisonville term note. In such a case, there may or may not be any funds available for the Company to invest in GEC. Formation of GEC is not dependent on the success of this offering. If the Company makes no cash contribution to GEC, its minimum interest in GEC will be 20% before payout, and 25% after payout, of the private investors' initial investment plus additional amounts so as to yield a 15% internal rate of return on that investment.

        We are actively seeking additional capital to allow us to accelerate the implementation of our growth strategy, and expect to use the net proceeds of this offering as follows:

	Amount of Proceeds
	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Capital contribution to GEC	$2,500	—	$1,502,500	50%
Retire Madisonville term bank note(1)	500,000	67%	1,200,000	40%
Retire subordinated notes(2)	240,000	32%	240,000	8%
Supplement working capital	7,500	1%	57,500	2%

	$750,000	100%	$3,000,000	100%

(1)
Payable at 7.25% over a thirty-month term, maturing December 31, 2005.

(2)
Represents the last of five annual installments, with interest payable at 10%. Due to amortization of the discount at issue, the Company recognizes interest expense at 15% on these notes.

THE RIGHTS OFFERING

        Before exercising any subscription rights, you should read carefully the information set forth under "Risk Factors" beginning on page of this prospectus.

Subscription Rights

        We are granting to the holders of record of our common stock, at no charge, one nontransferable subscription right for each share of our common stock they own. No rights certificates will be issued. Each subscription right will entitle the holder to purchase one share of our common stock. You are not required to exercise any or all of your subscription rights.

        If, pursuant to your exercise of your subscription rights, the number of shares of common stock you are entitled to receive would result in your receipt of fractional shares, the aggregate number of shares issued to you will be rounded up to the nearest whole number.

Over-Subscription Privilege

        If you exercise your subscription rights in full, you may subscribe for, i.e., indicate a desire to purchase, more shares than you have subscription rights to purchase. At the end of the rights offering, all otherwise unsubscribed shares will be allocated ratably to all stockholders exercising this over-subscription privilege.

        You must submit payment for all subscribed shares, including over-subscribed shares, at the time you submit your subscription agreement. See "Method of Subscription—Exercise of Subscription Rights" below. All subscriptions pursuant to subscription rights will be filled before any over-subscribed shares are sold. In the event that the total of over-subscribed shares exceeds shares available after the exercise of subscription rights, you may not be able to purchase all of the over-subscribed shares you desire to purchase. You will be notified within 30 days after the rights offering closes of the number of shares you will be entitled to purchase. The purchase price of any oversubscribed shares not available to you by reason of the allocation of shares described above will be promptly refunded to you without interest.

Subscription Price

        The subscription price for a subscription right is $                  per right (or $                  per share). The per share price equals    % of the current market price of our common stock as of [date], which is the Friday immediately preceding the commencement of our offering.

Determination of Subscription Price

        Our board of directors set all of the terms and conditions of the rights offering, including the subscription price. In establishing the subscription price, our board of directors considered:

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  strategic alternatives for capital raising,

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  the market price of our common stock,

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  our plan to allow current stockholders an over-subscription privilege,

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  our plan to offer unsubscribed shares to other qualified investors after expiration of the rights offering,

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  the pricing of similar transactions,

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  the amount of proceeds desired,

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  our business prospects, and

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  general conditions in the securities markets.

        The subscription price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the cash subscription price by reason of changes in the trading price of our common stock prior to the closing of the rights offering.

        You should not consider the subscription price as an indication of the value of Gateway or our common stock. We cannot assure you that you will be able to sell shares purchased during this offering at a price equal to or greater than the subscription price.

Expiration Date, Extensions and Termination

        You may exercise your subscription rights at any time before 5:00 p.m., New York City time, on, 2004, the expiration date for the rights offering. However, we may extend the offering period for exercising your subscription rights from time to time in our sole discretion, with such extension not to exceed 30 business days. If you do not exercise your subscription rights before the expiration date, your unexercised subscription rights will be null and void, and the shares reserved for such rights at that time will become available to others exercising their over-subscription privilege, or if the rights offering has expired, to other qualified investors. We may, but will not be obligated to, honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

        We have the sole discretion to extend the expiration date from time to time by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

        We may unilaterally terminate or withdraw the rights offering until the time the share certificates are actually distributed.

Reasons for the Rights Offering

        In considering the need for the rights offering, our board of directors carefully considered our need for additional capital and several alternative capital raising methods. We have already utilized some of these alternatives, including the sale of certain of Gateway's assets, the modification of certain of our long-term borrowing agreements and negotiations directed at financing certain high nitrogen natural gas projects on a project-by-project basis. The board of directors also considered the potential dilution of the ownership percentage of our current common stockholders caused by the rights offering. While the ownership percentage of our current common stockholders may decrease because others will also receive and may exercise their subscription rights, the board of directors considered that the magnitude of this dilution would be subject to, and dependent upon, the decision of each common stockholder whether to subscribe for additional shares in Gateway through this rights offering.

        After weighing the factors discussed above and the effect of the rights offering of generating $3,000,000 in additional capital for us, the board of directors believes that the rights offering is the best alternative for capital raising and is in the best interests of our Company and our stockholders. As described in "Use of Proceeds" on page, the proceeds of the rights offering are intended to be used to repay the Madisonville term note, make the final installment of principal and interest due on our subordinated notes, and to make a meaningful capital contribution to GEC. To the extent we are unable to reduce our indebtedness due next year prior to its maturity, we will have to pay such notes in cash, redeem the notes by converting them into common stock and/or otherwise restructure the notes. We may not be successful in restructuring our obligations under the then-outstanding notes, have sufficient authorized shares to redeem such notes, or have available sufficient funds to pay such notes in cash upon maturity. See "Risk Factors" beginning on page.

        Our board of directors believes that the rights offering will ultimately strengthen our financial condition through generating additional cash, reducing our indebtedness, and increasing our stockholders' equity. See "Use of Proceeds" on page and "Capitalization" on page. However, our board of directors is not making any recommendation as to whether you should exercise your subscription rights.

Follow-on Offering to Other Qualified Investors

        We have not entered into a standby purchase agreement with any party with respect to our rights offering. However, at the close of the rights offering, all unsubscribed shares of our common stock will be offered to other qualified investors seeking opportunities through the broker-dealer network of our placement agent, InvestLinc Securities. If you are not currently a stockholder of the Company, you must follow the procedures set forth below under "Method of Subscription—Others."

Non-transferability of the Subscription Rights

        Except in the limited circumstances described below, only you may exercise your subscription rights. You may not sell, give away or otherwise transfer your subscription rights.

        However, your subscription rights may be exercised by your family members or entities you own and by operation of law, for example, upon your death. If the subscription rights are transferred as permitted, we must receive evidence satisfactory to us that the transfer was proper prior to the expiration date of the rights offering.

Withdrawal and Amendment

        We reserve the right to withdraw or terminate this rights offering at any time for any reason. In the event that this offering is withdrawn or terminated, all funds received from subscriptions by stockholders will be returned. Interest will not be payable on any returned funds.

        We reserve the right to amend the terms of this rights offering. If we make an amendment that we consider significant, we will:

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  mail notice of the amendment to all stockholders of record as of the record date;

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  extend the expiration date by at least 10 days; and

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  offer all subscribers no less than 10 days to revoke any subscription already submitted.

        The extension of the expiration date will not, in and of itself, be treated as a significant amendment for these purposes.

Method of Subscription—Exercise of Subscription Rights

        If you are a current stockholder of the Company, you may exercise your subscription rights by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on, 2004, the date on which the subscription rights expire:

  •
  your properly completed and executed subscription agreement with any required supplemental documentation; and

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  your full subscription price payment for all shares subscribed for under both: (i) your subscription right(s), and; (ii) your over-subscription privilege.

Method of Subscription—Others

        If you are NOT a current stockholder of the Company, you may subscribe to purchase shares under this offering at any time after the effective date of this prospectus by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on, 2004 (or any extension thereof), the date on which the follow-on offering expires:

  •
  your properly completed and executed subscription agreement with any required supplemental documentation; and

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  your full subscription price payment for all shares subscribed.

        Your subscription price payment will be held in escrow until your subscription is accepted upon the closing of the rights offering. Once the results of the rights offering are known, the number of shares available to other qualified investors will be calculated and you may not be entitled to purchase all of the shares for which you subscribe. Current stockholders of the Company are entitled to exercise all subscription rights distributed under this offering in proportion to the number of shares of the Company's stock they currently own, plus current stockholders have the right to over-subscribe for shares of stock not otherwise subscribed for under the rights offering. If fewer shares are available than are subscribed for by other qualified investors, each such subscription will be proportionately reduced, and the full subscription price payment for shares in excess of the accepted subscription amount will be promptly returned to the investor without interest.

Method of Payment

        Payment for the shares must be made by check or bank draft (cashier's check) drawn upon a United States bank or a money order payable to American Stock Transfer & Trust Company, as subscription agent, or by wire transfer of immediately available funds to the account maintained by the subscription agent at the Chase Manhattan Bank, ABA #021000021, Account No. [account].

        Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the subscription price by the wire transfer. Payment will be considered received by the subscription agent only upon:

  •
  receipt and clearance of any uncertified check,

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  receipt by the subscription agent of any certified check or bank draft drawn upon a United States bank, any money order or any funds transferred by wire transfers, or

  •
  receipt of good funds in the subscription agent's account designated above.

        Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date of the rights offering to ensure that the subscription agent receives cleared funds before that date. We also urge you to consider payment by means of a certified or cashier's check or money order.

Delivery of Subscription Materials and Payment

        You should deliver your subscription agreement and payment of the subscription price to the subscription agent by mail, by hand or by overnight courier to:

    American Stock Transfer & Trust Company
    Attention: Herb Lemmer
    59 Maiden Lane
    New York, N.Y. 10038

        The subscription agent's telephone number is (800) 937-5449.

        Your delivery to an address other than the address set forth above will not constitute valid delivery.

No Revocation

        Once you have submitted a properly executed subscription agreement, you may not revoke it. Subscription rights not exercised prior to the expiration date of the rights offering will expire null and void, and any shares reserved for the rights holders will become available to other qualified investors under the terms set forth above.

Calculation of Subscription Rights Exercised

        If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the total subscription price for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the expiration date of the rights offering.

Your Funds Will be Held by the Subscription Agent Until Shares of Common Stock are Issued

        The subscription agent will hold your subscription price payment in a segregated account with Chase Manhattan Bank with other payments received from other rights holders until we issue your shares to you. If the rights offering and the follow-on offering are not completed for any reason, the subscription agent will return promptly, without interest, all subscription payments.

Notice to Beneficial Holders

        If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others on, 2004, the record date for the rights offering, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to the subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription agreements and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date for the rights offering, provided that, you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled "Nominee Holder Certification" which is part of Annex A to this Prospectus.

Beneficial Owners

        If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of this rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee exercise your subscription rights, you should contact your nominee and request it to effect the transaction for you.

Instructions for Completing your Subscription Agreement

        You should read and follow the instructions accompanying the subscription agreement carefully. The subscription agreement is included in this prospectus in Annex A.

        You should send your completed subscription agreement with your subscription price payment to the subscription agent. Do not send your subscription agreement or subscription price payment to us.

        You are responsible for the method of delivery of your subscription agreement with your subscription price payment to the subscription agent. If you send your subscription agreement and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires.

Determinations Regarding the Exercise of your Subscription Rights

        We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your subscription rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

        Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your subscription agreement, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept your exercise of subscription rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

        If you are given notice of a defect in your subscription, you will have five business days after the giving of notice to correct it. You will not, however, be allowed to cure any defect later than 5:00 p.m., New York City time, on, 2004. We will not consider an exercise to be made until all defects have been cured or waived.

Regulatory Limitation

        We will not be required to issue to you shares of common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

No Board Recommendation

        An investment in shares of our common stock must be made according to each investor's evaluation of its own best interests. Accordingly, our board of directors makes no recommendation to rights holders regarding whether they should exercise their rights.

Shares of Common Stock Outstanding after the Rights Offering

        Upon the issuance of the shares of common stock offered in the rights offering, up to 30,700,000 shares of common stock will be issued and outstanding. This would represent an approximate 96% increase in the number of outstanding shares of common stock. Because we are offering shares first to current stockholders, and then to other qualified investors after the close of the rights offering, the ownership percentage of common stock that you hold may decrease as a result of the rights offering and the follow-on offering, if you do not fully exercise your subscription rights. If the maximum offering is sold under this offering, and the over-allotment shares are sold as described on page, the ownership percentage of common stock that you hold would decrease as a result of the rights offering and the follow-on offering, even if you fully exercise your subscription rights. See "Risk Factors" beginning on page.

Effects of Rights Offering on our Stock Option Plans

        As of March 31, 2004, there were outstanding options or warrants to purchase approximately 1,100,000 shares of common stock issued or committed to be issued pursuant to stock options or warrants granted by Gateway. None of the outstanding options or warrants has anti-dilution or other provisions of adjustment to exercise price or number of shares that will be automatically triggered by the rights offering. Each outstanding and unexercised option or warrant will remain unchanged and will be exercisable for the same number of shares of common stock and at the same exercise price as before the rights offering.

Other Matters

        We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in order to comply with the securities law requirements of those states or other jurisdictions. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions you will not be eligible to participate in the rights offering.

Fees and Expenses

        We will pay all fees charged by the subscription agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred by you in connection with the exercise of the subscription rights. Neither Gateway nor the subscription agent will pay such expenses.

Issuance of Stock Certificates

        Stock certificates for shares purchased in this rights offering will be issued as soon as practicable after the expiration date. Our subscription agent, American Stock Transfer & Trust Company, will deliver subscription payments to us only after consummation of this rights offering and the issuance of stock certificates to our stockholders that exercised rights. Unless you instruct otherwise in your subscription certificate form, shares purchased by the exercise of subscription rights will be registered in the name of the person exercising the rights.

Subscription Agent

        We have appointed American Stock Transfer & Trust Company as subscription agent for the rights offering. We will pay the fees and certain expenses of the subscription agent, which we estimate will total $            . Under certain circumstances, we may indemnify the subscription agent from certain liabilities that may arise in connection with the rights offering.

        All proceeds with respect to subscriptions for the shares will be deposited in an escrow account to be established by our subscription agent. The escrow of the funds will continue until the earlier to occur of the deposit and acceptance by us of subscriptions of at least $1,000,000, or the termination of this offering. All subscriptions held in escrow are irrevocable by the subscriber. If circumstances result in the termination of this offering, including a failure to reach the minimum offering by the termination date, all escrowed funds will be returned to the subscribers and without deduction for expenses. Funds placed in the escrow account will not be subject to claims of our creditors, placement agent or affiliates unless and until the proceeds are released to us.

Important

        Please carefully read the instructions accompanying the subscription agreement and follow those instructions in detail. Do not send subscription agreements directly to us. You are responsible for choosing the payment and delivery method for your subscription agreement, and you bear the risks associated with such delivery. If you choose to deliver your subscription agreement and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment prior to, 2004. Because uncertified personal checks may take at least five business days to clear, we strongly urge you to pay, or arrange for payment, by means of certified or cashier's check or money order.

If You Have Questions

        If you have questions or need assistance concerning the procedure for exercising subscription rights, or if you would like additional copies of this prospectus or the subscription agreement you should contact either the subscription agent or Gateway at the following addresses and telephone numbers:

        American Stock Transfer & Trust Company, Attention: Herb Lemmer, 59 Maiden Lane, New York, N.Y. 10038, telephone: (800) 937-5449

        or

        Gateway Energy Corporation, Attention: Nancy S. Morris, 500 Dallas Street, Suite 2615, Houston, Texas 77002, telephone (713) 336-0844, extension 109.

PLAN OF DISTRIBUTION

The Offering

        We are offering for sale, through our placement agent, InvestLinc Securities, a minimum of $1,000,000 and a maximum of $3,500,000 in shares, excluding the over-allotment option described below. The offering will be structured initially as a rights offering under which current stockholders of the Company will be offered the opportunity to acquire the stock before it is offered to others through the placement agent's dealer network. Once subscription rights are exercised in full, current stockholders may over-subscribe for the purchase of additional shares that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of shares among persons exercising this over-subscription privilege. The follow-on offering is a best efforts offering, and in certain states, is being made only to "accredited investors," as described under the heading "Investor Suitability Requirements." The minimum purchase for the follow-on offering is $1,000. All proceeds from subscriptions will be held in an escrow account pending acceptance of at least the minimum offering of $1,000,000. Our officers and directors and other affiliates may participate in the offering, although the amount and timing of participation is not known at this time, and they may purchase shares in the offering to meet the minimum purchase requirements. The rights offering is expected to continue until, 2004, although the offering may be extended. The follow-on offering period will commence upon expiration of the rights offering period and will expire on the earliest of the following days, referred to as the termination date:

  •
  the sale of all shares offered under this prospectus;

  •
  as agreed between us and the placement agent; or

  •
  , 2004

        If the minimum offering has been completed on or before the termination date, then the offering may, at our discretion, be extended for up to 60 days in order to complete up to the maximum offering of $3,500,000. If the minimum offering has not been completed and we have not received the sale proceeds by the termination date, the subscription agent will promptly return all escrowed funds, with any interest earned, previously placed in escrow.

        The placement agent will receive a commission of 5% of the gross proceeds from shares sold to current stockholders, and 10% of the gross proceeds from shares sold to other qualified investors who are not currently stockholders of the Company, and a five-year warrant to purchase shares valued at 6% of the gross proceeds from all shares sold at a price per share equal to the price of the shares sold in this offering. In addition, we have agreed to indemnify the placement agent and various other persons against certain liabilities in connection with this offering, including liabilities arising under the Securities Act.

Over-allotment Option

        As part of our agreement with InvestLinc Securities, we have agreed to sell up to an additional $350,000 in shares of common stock under this prospectus for up to 30 days after the offering is completed, but only if the maximum offering has been reached. If the offering ends without reaching the maximum offering, we will not sell any additional shares under the over-allotment option.

Subscription Agreement and Procedures

        All subscriptions must be made by the execution and delivery of a subscription agreement, a form of which is attached to this prospectus as Annex A. By executing the subscription agreement, each purchaser will agree to pay the purchase price of the share subscribed for at the closing at which such subscription is accepted. We have the right to revoke any offers made under this prospectus and to refuse to sell shares to a particular subscriber if the subscriber does not promptly supply all information we request or if we disapprove the sale. Subscriptions are not binding until accepted. We will refuse any subscription by giving written notice to the subscriber by personal delivery or first-class mail. We may reject any subscription at any time prior to acceptance, in whole or in part, in our sole discretion.

        In order to subscribe for shares, a prospective investor must deliver the following documents to the placement agent:

  1.
  A complete and executed subscription agreement, in the form attached to this prospectus as Annex A;

  2.
  a complete and executed investor suitability questionnaire, if applicable, in the form provided by the Company; and

  3.
  The full amount of the subscription price paid in United States dollars in cash or by check, bank draft or money order made payable to the subscription agent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Common Stock

        The Company's common stock is traded on the over-the-counter market in the bulletin board section under the symbol GNRG. The prices shown reflect the highest and lowest inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Year Ended December 31, 2003	High	Low
First quarter	$0.40	$0.25
Second quarter	0.51	0.22
Third quarter	0.50	0.37
Fourth quarter	0.48	0.30
Year Ended December 31, 2002	High	Low
First quarter	$0.54	$0.28
Second quarter	0.47	0.21
Third quarter	0.37	0.14
Fourth quarter	0.51	0.22

On March 31, 2004, the closing price of our common stock was $0.34 per share.

Stockholders

        As of December 31, 2003, there were 1,592 holders of record of the Company's common stock.

Dividends

        Our credit agreements do not limit or prohibit dividends; however, we have never declared or paid dividends on the Company's common stock, and do not intend to pay dividends on our common stock in the foreseeable future. Instead, we intend to retain any earnings to finance the expansion of our business and for general corporate purposes.

DESCRIPTION OF SECURITIES

General

        Our authorized capital stock consists of 35,010,000 shares of capital stock, divided into 35,000,000 shares of common stock, $0.25 par value per share, and 10,000 shares of preferred stock, $1.00 par value per share.

        The following summary is qualified in its entirety by reference to our articles of incorporation and by-laws, copies of which are filed as exhibits to our previous filings with the SEC and incorporated herein by reference.

Common Stock

        As of December 31, 2003, there were 15,686,041 shares of common stock outstanding, 862,415 shares of common stock issuable upon exercise of outstanding options and 200,000 shares of common stock issuable upon exercise of outstanding warrants. Upon completion of this offering there will be up to 30,686,041 shares of common stock outstanding, assuming the sale of 15,000,000 shares.

        The holders of our common stock are entitled to the following:

        Voting. The holders of shares of our common stock are entitled to one vote for each share on all matters on which the holders of common stock are entitled to vote. There is no cumulative voting for the election of directors.

        Dividends. Holders of common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as the board from time to time may determine.

        Liquidation. Holders of common stock are entitled to share ratably in our net assets upon liquidation or dissolution after payment or provision for the liquidation preferences of our preferred stock outstanding at the time, if any, and all other liabilities.

        Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this offering will be, upon payment therefore, duly and validly issued, fully-paid and non-assessable.

Preferred Stock

        Our board is authorized, without action by our stockholders, to designate and issue up to 10,000 shares of preferred stock in one or more series. Our board can also fix the rights, preferences and privileges of the shares of each series of preferred stock, and any qualifications, limitations and restrictions on these shares. At December 31, 2003, no preferred shares were outstanding.

Options

        As of December 31, 2003, options to purchase 862,415 shares of our common stock, at an average exercise price of $0.39 per share, were outstanding and 620,748 were exercisable. The following table provides a summary of our outstanding options as of December 31, 2003.

Option exercise price per share	Number of shares	Options exercisable	Weighted average remaining contractual life in years
$0.2500	78,334	78,334	6.09
0.2650	85,000	28,333	8.26
0.3400	50,000	—	9.25
0.3425	45,000	45,000	5.16
0.3750	189,998	79,998	9.39
0.4000	175,750	175,750	3.59
0.4375	50,000	50,000	4.69
0.5000	78,333	53,333	7.10
0.5300	60,000	60,000	3.75
0.5625	30,000	30,000	4.15
0.6250	20,000	20,000	4.55

0.3923	862,415	620,748	6.40

Warrants

        As of December 31, 2003, warrants to purchase 200,000 shares of our common stock, at an average exercise price of $1.04 per share were outstanding and exercisable. The following table provides a summary of our outstanding warrants as of December 31, 2003.

Warrant exercise price per share	Number of shares	Warrants exercisable	Weighted average remaining contractual life in years
$0.4000	50,000	50,000	3.21
1.5000	150,000	150,000	0.89

1.0375	200,000	200,000	1.47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

        The following management's discussion and analysis, and the discussion of the Company's business beginning in Item 1 of this report, contains trend analysis and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in the forward-looking statements throughout this document as a result of the risk factors set forth commencing on page    .

Critical Accounting Policies

        The following accounting policies are considered by management to be the most critical to the fair presentation of the Company's financial condition, results of operations and cash flows. The policies are consistently applied in the preparation of the accompanying consolidated financial statements; however, certain reclassifications have been made to the prior period statements to be consistent with the current presentation.

Revenue Recognition Policy

        Revenues from the sales of natural gas are generated under back-to-back purchase and sales contracts. Revenues from the sales of natural gas are recognized at the redelivery point, which is the point at which title to the natural gas transfers to the purchaser. Transportation revenues are generated under contracts which have a stated fee per unit of production, i.e., Mcf, MMBtu, or Bbl, gathered or transported. Transportation revenues are recognized at the redelivery point, which is the point at which another party takes physical custody of the natural gas or liquid hydrocarbons.

Property and Equipment

        Property and equipment is stated at cost, plus capitalized interest costs on major projects during their construction period. Additions and improvements that add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. For the year ended December 31, 2003, property and equipment included $98,445 of equipment financed under a capital lease, net of $1,555 of accumulated amortization. Depreciation and amortization is provided using the straight-line method over estimated useful lives ranging from 6 to 30 years for pipeline systems, gas plant and processing equipment, and from 2 to 10 years for office furniture and other equipment. Upon disposition or retirement of pipeline components or gas plant components, any gain or loss is charged or credited to accumulated depreciation. When entire pipeline systems, gas plants or other property and equipment are retired or sold, any resulting gain or loss is credited to or charged against operations.

        Impairment losses are recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying value. The amount of impairment is measured by comparing the fair value of the asset to its carrying amount, and any impairment so determined is recorded in the current period. There have been no impairments of long-lived assets required during the years ended December 31, 2003 and 2002.

        The Company adopted SFAS No. 143, which we discuss below, during the year ended December 31, 2003, and accordingly provides for the future asset retirement obligations related to the Shipwreck offshore production platform because, eventually, law or regulation will require its abandonment. The present value of the estimated future asset retirement obligation, as of the date of acquisition, was capitalized to gas gathering, processing and transportation equipment. The present value of the estimated future asset retirement obligation, as of the balance sheet date, is presented as a noncurrent liability. Until the platform is ultimately sold or retired, the Company will recognize

(i) depreciation expense on the additional capitalized costs; (ii) accretion expense as the present value of the future asset retirement obligation increases with the passage of time, and; (iii) the impact, if any, of changes in estimates of the liability. The following table sets forth a reconciliation of the beginning and ending aggregate carrying amount of asset retirement obligations for the year ended December 31, 2003:

Beginning balance	$202,007
Accretion	25,725
Revisions in estimated cash flows	71,486

Ending balance	$299,218

        The pro forma amounts on the income statement show the effects of retroactive application of SFAS No. 143, discussed below, on loss from continuing operations and net loss as if the new method was already in effect prior to the periods presented.

Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," which requires that the fair value of the liability for asset retirement costs be recognized in an entity's balance sheet, as both a liability and an increase in the carrying values of such assets, in the periods in which such liabilities can be reasonably estimated. It also requires allocation of such asset retirement cost to expense over its useful life. The Company has adopted this statement, which is effective for fiscal years beginning after June 15, 2002. The cumulative effect of adopting this statement was to increase the net loss for the year ended December 31, 2003 by $105,777, or approximately $0.01 per common share. The application of this statement is further described above under the caption "Property and Equipment."

Other Assets

        The Company's primary other asset, its license for a patented process to remove nitrogen from streams of natural gas, is being amortized to expense over the life of the underlying patents. The latest of these patents expires in 2022.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Results of Operations

General

        The Henry Hub closing index price for natural gas for the year ended December 31, 2003 averaged $5.39 per MMBtu, compared to $3.22 per MMBtu for the prior year. In the accompanying financial statements, the Company's revenues from sales of natural gas, along with the cost of natural gas purchased, increased proportionately from prior year levels. Because the Company buys and sells gas under "back-to-back" purchase and sale contracts designed to minimize commodity price risk, the Company's net operating margin is relatively insensitive to fluctuations in the market price of natural gas. Accordingly, the Company evaluates each of its activities based on the operating margin it produces. The Company defines operating margin as revenues, less the cost of purchased gas and operating and maintenance expenses. Management reviews and evaluates the operations of three main segments—onshore operations, offshore operations and Fort Cobb operations.

        During 2002 the Company sold 14 of its onshore pipeline systems and its interest in a joint venture that owned a south Texas natural gas gathering system, and has presented the operating results of those sold properties in the accompanying statement of operations for the year ended December 31, 2002 as discontinued operations. The amounts for those periods presented below have been restated to remove the operating results of the sold properties and to reflect those amounts separately as discontinued operations.

Total Operations

	Year Ended December 31,
	2003	2002	2001
Revenues	$15,174,343	$6,687,320	$8,747,281
Operating margin	1,763,976	1,482,303	1,940,143
Depreciation and amortization	595,006	531,796	542,888

        Operating margin for the year ended December 31, 2003 increased $282,000 from the prior year. Onshore operating margin increased $496,000, offshore operating margin decreased $146,000 and Fort Cobb operating margin decreased $68,000. During that same period, the Company spent $1,822,000 to construct, extend and maintain pipeline systems and facilities both onshore and offshore, an increase of $570,000 over the prior year. Of that amount, $46,000 was charged to expense in the period incurred, and $1,776,000 was capitalized, mainly in connection with the construction of the Madisonville pipeline facilities. The Company is actively evaluating additional opportunities that would significantly increase cash flows, including high nitrogen natural gas opportunities.

        Operating margin for the year ended December 31, 2002 decreased $458,000 from the prior year. Onshore operating margin decreased $225,000, Fort Cobb operating margin decreased $143,000 and offshore operating margin decreased $90,000. During that same period, the Company spent $1,252,000 to extend, maintain and construct pipeline systems and facilities both onshore and offshore, an increase of $475,000 over the prior year. Of that amount, $64,000 was charged to expense in the period incurred, and $1,188,000 was capitalized.

Onshore Operations

	Year Ended December 31,
	2003	2002	2001
Revenues	$12,361,010	$4,058,396	$4,949,772
Operating margin	989,339	493,715	718,530
Depreciation and amortization	246,695	195,818	205,139

        Onshore operating margin for the year ended December 31, 2003 increased $496,000 from the prior year, mainly due to the May 2003 commencement of operations of the pipeline facilities servicing the Madisonville plant, and due to increased volumes and profitability on the Company's Waxahachie system. Future prospects for the onshore operations look strong, as the producer connected to the Madisonville plant plans to drill at least one additional well during 2004 at Madisonville, and we expect that the treating plant will be expanded by others to more than double the wellhead gas treating capacity to approximately 50,000 Mcf per day. The Company's 10-inch pipeline and the 3-inch reinjection line installed at these facilities were oversized compared to estimated initial delivery requirements, so no significant additional capital expenditures are anticipated to be required of the Company to enable it to accommodate the increased volumes from additional wells.

        Onshore operating margin for the year ended December 31, 2002 decreased $225,000 from the prior year, mainly due to changes in gas transportation terms imposed by a major natural gas pipeline. In response to the unfavorable transportation terms, the Company constructed new facilities to allow access to another pipeline and additional supply sources.

Offshore Operations

	Year Ended December 31,
	2003	2002	2001
Revenues	$671,107	$771,122	$1,107,586
Operating margin	375,635	521,286	610,919
Depreciation and amortization	150,875	141,650	139,928

        Operating margin for the year ended December 31, 2003 decreased $146,000 from last year due to the lower throughput volumes from Galveston Blocks 213 and 144L. The production declines from Block 213 were anticipated and are a normal part of the life cycle of the wells attached to the Company's gathering pipelines. Production from Galveston Block 144L is depleted and the well appears unlikely to return to production. However, future prospects for our offshore operations as a whole look favorable. One producer drilled and successfully tested during 2003 an oil well close to one of our pipelines that we expect to connect during 2004. A second producer has identified additional drilling locations in a state tract already connected to one of our gathering systems. Connection of new production from either of these areas will add operating margin and cash flows without requiring capital expenditures by the Company. Additionally, we reported on April 14, 2004 that, in the Texas General Land Office Oil and Gas Lease Sale held April 6, 2004, three companies acquired nine offshore blocks within one mile of Gateway Offshore Pipeline Company's 20-inch Shipwreck pipeline system and another seven blocks were acquired within several miles of the pipeline.

        Operating margin for the year ended December 31, 2002 decreased $90,000 from the prior year due to the lower throughput volumes from Galveston Blocks 144L and 213. Production that the Company transported from Galveston Block 144L was shut-in at the end of 2002, and a future return to production appears unlikely.

Fort Cobb Operations

	Year Ended December 31,
	2003	2002	2001
Revenues	$2,142,226	$1,857,802	$2,689,923
Operating margin	399,002	467,302	610,694
Depreciation and amortization	197,436	194,328	197,821

        Operating margin for the year ended December 31, 2003 decreased $68,000 from last year due to a drop in delivery volumes of approximately 71 MMBtu per day, partially offset by a stronger average sales price and lower operating costs. Operating margin did not increase proportionately with the higher revenues due to the proportionately higher cost of purchased gas. Delivery volumes were down because the utility service area experienced a relatively cooler and wetter summer irrigation season during 2003. Such volume fluctuations are normal and temporary.

        Operating margin for the year ended December 31, 2002 decreased $143,000 from the prior year due to approximately 34% lower delivery volumes. Delivery volumes were down because the utility service area experienced a relatively cooler and wetter summer irrigation season during 2002.

Operations Support

	Year Ended December 31,
	2003	2002	2001
Dry hole cost	$—	$—	$133,129
General and administrative	1,596,501	1,874,410	1,976,776
Interest income	15,039	30,037	45,349
Interest expense	(404,020)	(200,998)	(237,843)
Interest capitalized	24,466	24,260	—
(Loss) gain on disposal of assets	(65,620)	919	2,500
Other income (expense), net	1,510	61,455	(10,116)
Discontinued operations	20,806	86,611	84,751

        During the first quarter of 2001, Gateway Processing Company participated as a non-operating working interest owner in the drilling of a natural gas well on a prospect in the Sacramento Basin, California. The well was expected to yield high nitrogen natural gas reserves and employ the Company's licensed nitrogen rejection process to meet pipeline quality specifications. The well was determined to be uneconomic and was abandoned, and cost of $133,129 was recorded as dry hole cost.

        General and administrative expenses for the year ended December 31, 2003 decreased $278,000, or 15%, from the prior year primarily due to reductions in salaries, employee related costs, rent and other office costs, partially offset by greater legal and insurance expenses.

        General and administrative expenses for the year ended December 31, 2002 decreased $102,000 from the prior year primarily due to the reserve established in 2001 for a receivable from Enron North America, one of the Enron companies that filed for protection from creditors under Chapter 11 of the U.S. bankruptcy code on December 2, 2001, and due to legal expenses incurred during 2001 to settle a dispute with the predecessor owners of the Company's Waxahachie distribution system.

        Interest income for all years presented fluctuates directly with the average certificate of deposit balances, and the balance of the interest bearing note receivable from the Company's former joint venture partner, which was fully paid in early December 2002.

        Interest expense for the year ended December 31, 2003 includes $101,250 of interest, $89,966 of which was noncash, and was related to the ADAC guarantee, which is discussed further below under the caption "Liquidity and Capital Resources." Interest expense for the year ended December 31, 2001 includes approximately $30,000 of interest expense related to the Fort Cobb term loan and $78,000 of additional interest expense related to the settlement of a dispute with the predecessor owners of the Company's Waxahachie distribution system. Interest capitalized was incurred during the construction period of the Madisonville pipeline facilities.

        Net loss on disposal of assets for the year ended December 31, 2003 includes a fixed asset basis adjustment.

        Other income (expense), net for the year ended December 31, 2002 includes primarily franchise tax and insurance refunds and various write-offs.

        The Company sold 14 non-core natural gas gathering systems located in Texas, Oklahoma and Louisiana, effective August 1, 2002. A contingent payment of up to $260,000 was to be received in the fourth quarter of 2003 based on subsequent performance of the assets. The Company received a contingent payment of $20,806 and recorded that amount as gain on discontinued operations during the year ended December 31, 2003. The Company inspected records supporting the subsequent performance of the assets and received additional cash proceeds of $39,701 from the buyer, which will be recorded as additional gain on the sale of the properties during the quarterly period ending June 30,

2004. Discontinued operations for the years ended December 31, 2002 and 2001 represents the net results of operations, including depreciation expense, of the sold properties described above.

Liquidity and Capital Resources

        Going forward, the Company's strategy is to maximize the potential of currently owned properties, to construct new treating facilities and related pipeline systems, and to acquire properties that meet its economic performance hurdles. The Company's primary vehicle for growth, however, is its exclusive license for the patented process to reject nitrogen from natural gas streams, the exploitation of which will require significant additional capital. Until we are able to successfully raise additional growth capital, we will execute our growth strategy through strategic alliances in high nitrogen natural gas projects. Also, any currently owned properties are subject to sale under the right circumstances (valuation and timing) if the proceeds from any such sale could be effectively redeployed into one or more high nitrogen natural gas projects.

        The Company is actively seeking additional outside capital to allow it to accelerate the implementation of its growth strategy. This offering is expected to provide such capital. However, in the event this offering is not successful, our search for new capital would continue, and such new capital may take any of several forms, including but not limited to: (i) the sale of common stock or preferred stock, convertible into common stock on some basis; (ii) an asset-backed revolving credit facility with attached common stock purchase warrants, or; (iii) a direct private placement allowing the creation of a financial joint venture company into which the Company would contribute assets in exchange for a meaningful equity interest. If we are successful raising new capital, then the resultant projects will yield greater results to the Company in less time. Any of the above structures may result in issuance of additional common stock, and may therefore have some short-term dilutive effect on current shareholders. However, any dilutive effect is expected to be more than offset by long-term increases in the enterprise value of the Company.

        On March 9, 2004, the Company entered into letters of intent with an outside financial services firm for the purpose of raising capital as described above. See the discussion of subsequent events in Note 13 to the consolidated financial statements.

        There is no guarantee that we will be able to raise outside capital or be able to sell assets on terms favorable to the Company. Without a significant infusion of new capital, we believe we can finance the construction of new nitrogen rejection facilities and generate new cash flows to the Company, but progress will be relatively slower.

        The final payment of principal and interest due under the Company's subordinated notes, due March 1, 2004, will be paid from proceeds of a planned financing described in Note 13. The subordinated note holders have been separately notified that they will continue to receive interest at 10% on the final principal installment outstanding until such time as it is paid.

        Net cash provided by operating activities totaled $140,000 for the year ended December 31, 2003, compared to $315,000 used in operating activities during the previous year.

        In December 2003, the Company sold 159,724 shares of common stock to three directors for $57,500, and 100,000 shares of common stock to a consultant for $36,000, each sale reflecting a price of $0.36 per share.

        The Company sold 14 non-core natural gas gathering systems located in Texas, Oklahoma and Louisiana, effective August 1, 2002. A contingent payment of up to $260,000 was to be received in the fourth quarter of 2003 based on subsequent performance of the assets. The Company received a contingent payment of $20,806 and recorded that amount as gain on discontinued operations during the year ended December 31, 2003. The Company inspected records supporting the subsequent performance of the assets and received additional cash proceeds of $39,701 from the buyer, which will be recorded as additional gain on the sale of the properties during the quarterly period ending June 30, 2004. The Company has cash and cash equivalents and certificates of deposit totaling $333,118 at December 31, 2003.

        The Company's revolving credit agreement provides for maximum available borrowings of up to $250,000 through May 22, 2004. Principal outstanding under the agreement accrues interest at a variable rate, based on the bank's prime rate index plus 1.25%, with a minimum rate of 8%. The interest rate at December 31, 2003 was 8%. The balance under the agreement is due upon demand, or if no demand is made, at maturity, and is renewable annually. Costs of obtaining this debt are being charged to interest expense ratably over the maturity period of the note. Fort Cobb uses the proceeds from time to time for general working capital purposes. The agreement, along with the Fort Cobb term note discussed below, is collateralized with the assets of Fort Cobb and guaranteed by the Company. The Company had $31,635 of available borrowings under the agreement as of December 31, 2003.

        Effective June 1, 2001, Fort Cobb borrowed $750,000 from a bank. Principal outstanding under the note accrues interest at a variable rate, based on the bank's prime rate index plus 1.25%, with a minimum rate of 8%. The interest rate at December 31, 2003 was 8%. The note requires monthly payments of approximately $13,000, with the balance under the note due June 1, 2008. Costs of obtaining this debt are being charged to interest expense ratably over the maturity period of the note. Fort Cobb used the proceeds to refinance its previous borrowings from the Company, and then the Company used the proceeds for general corporate purposes.

        Effective February 21, 2002, Gateway Pipeline Company and Gateway Processing Company entered into a term credit agreement with a bank as the borrowers. During November 2003, the term note agreement was amended, effective November 15, 2003, to modify provisions governing intercompany debt payments from the borrowers to Gateway. All other terms and conditions of the term note agreement, including the maturity date, remained the same. Under the term note agreement, as amended effective November 15, 2003, the borrowers borrowed $1.5 million in multiple advances. The monthly note payments through September 30, 2003 represented interest only at a fixed rate of 7.25%. Thereafter the note requires 26 monthly payments of principal and interest of $54,819, with a final payment of approximately $217,000, representing unpaid principal, and accrued but unpaid interest due at the December 31, 2005 maturity date. Costs of securing this debt are being charged to interest expense ratably over the maturity period of the note. The borrowers used the proceeds to finance the construction of the Madisonville pipeline facilities. The term note agreement is collateralized with the Company's economic interest in the Madisonville project and the Waxahachie pipeline system, and the Company has guaranteed the loan and pledged the common stock of the borrowers. The term note agreement contains cross collateral and cross default provisions linking it to the balloon note agreement, described below.

        The Company violated the current ratio covenant in the term note agreement subsequent to September 30, 2003. Prior to the filing of the Form 10-QSB for that quarterly period, the Company obtained a limited waiver from the bank in conjunction with the agreement amendment noted above.

        The March 1, 2003 principal and interest obligation totaling $246,000, due under the Company's subordinated notes, was paid during April 2003. Under the terms of the subordinated notes, the Company has a sixty-day period in which to make such payments and prevent acceleration of the remaining outstanding principal.

        Effective March 31, 2003, the Company entered into a balloon note agreement. Under the balloon note agreement, the borrowers borrowed $900,000 in multiple advances. Principal outstanding under the balloon note accrues interest at a fixed rate of 7.25% and the note will mature after thirty-six months, or March 31, 2006. The monthly note payments represent interest only on the total balance outstanding. Costs of securing this debt are being charged to interest expense ratably over the maturity period of the note. The borrowers used the proceeds to finance the remaining construction costs of the

Madisonville pipeline facilities, and to fund the principal and interest payments that were due under the Company's subordinated note agreements on March 1, 2003.

        The balloon note is collateralized with letters of credit obtained through Allen Drilling Acquisition Company, a Nebraska corporation. Charles A. Holtgraves, a director of the Company, is President and a director of ADAC, and Larry J. Horbach, a director of the Company, is Secretary of ADAC and a director of the parent company of ADAC. Mr. Holtgraves owns directly no shares of ADAC common stock, and owns 14.65% of an entity that owns 55.56% of the ADAC senior preferred stock. Such preferred stock has a stated dividend rate equal to two-thirds of any Madisonville payments received by ADAC pursuant to the Agreement discussed below. Mr. Horbach owns no ADAC common or preferred stock.

        Under the terms of the ADAC agreement, dated March 6, 2003, ADAC agreed to provide security acceptable to the Company's primary bank to allow the Company to borrow the proceeds of the balloon note. In exchange, ADAC will receive, during the term of the balloon note, one-half of the price upside portion only, if any, of the monthly fee to be received by the Company pursuant to the Madisonville project agreements. Under the ADAC agreement, ADAC will have the option to either: (i) receive at the end of the term of the balloon note a lump-sum payment, which when added to the payments received, if any, for the price upside portion, will result in a 15% pre-tax internal rate of return on the $900,000, or (ii) pay off the balloon note on or before the end of the balloon note term in exchange for a one-third ownership interest in the pipeline facilities from that date forward. The Company is obligated to pay the periodic interest payments to the bank during the three-year term of the balloon note. Further, the Company granted liens, subordinate to the Company's bank liens, on the Company's economic interest in the Madisonville project, its Waxahachie pipeline system, and its Fort Cobb subsidiary. The Agreement contains cross collateral and cross default provisions linking it to the Madisonville term note, described above.

        The Company believes that it is likely that ADAC will elect to pay off the balloon note in exchange for an ownership interest in the pipeline facilities; however, it is beyond the Company's control. Therefore, the minimum return guaranteed to ADAC by the Company is being accrued ratably over the three-year term of the balloon note, and reduced by periodic price upside payments, if any, paid to ADAC. Such accruals increased interest expense in the accompanying financial statements by $101,250 for the year ended December 31, 2003. If ADAC elects to pay off the balloon note at maturity or before, the reserve for the ADAC guarantee will be credited to income.

        Effective March 2003, Fort Cobb borrowed $57,900 from a bank to buy three replacement service vehicles. The note requires monthly principal and interest payments of $1,387, reflecting interest at 6.99%, and matures on March 25, 2007.

        Effective October 2003, in connection with the settlement of a dispute mediation, the Company executed a trade note for $100,000, bearing no interest, payable in eighteen monthly installments of $5,200 and one final installment of $6,400. The note is secured by a lien on the Company's Crystal Beach terminal facility. Interest expense is being recognized over the life of the note at an imputed rate of 10%; accordingly, the obligation was recorded at its present value of $91,290.

        As of December 31, 2003, the Company had outstanding letters of credit totaling $675,000.

        Until we are able to successfully raise additional capital, we will execute our growth strategy through strategic alliances in high nitrogen natural gas projects. We may not be successful finding capital on terms acceptable to us. Development of high nitrogen natural gas reserves and installation of treating plants is expected to create substantial growth in earnings and cash flows.

        Absent significant acquisitions or development projects, the Company will continue to fund its operations through internally generated funds and available cash, the certificates of deposit and bank borrowings as needed. The Company believes its cash flows from such sources will be sufficient to fund its ongoing operations for the foreseeable future.

        At December 31, 2003, the Company's long-term debt to total capitalization was approximately 33%.

        Natural gas prices as represented by the NYMEX Henry Hub index averaged $5.39 and $3.22 for the years ended December 31, 2003 and 2002. The natural gas industry is generally optimistic about long-term prospects based on expected demand, the cost of developing prospects and the sales price of natural gas. Apart from the Madisonville pipeline facilities, the Company's operating margin is not significantly affected by the price of natural gas since gas gathering and transportation are generally based on fee arrangements and sales of natural gas are made under back-to-back purchase and sales arrangements. However, natural gas prices can affect exploration and development and result in higher or lower volumes available for gathering and transportation.

Off-Balance Sheet Arrangements

        The Company sold 14 non-core natural gas gathering systems located in Texas, Oklahoma and Louisiana, effective August 1, 2002. Cash of $839,000 was received at closing, and a contingent payment of up to $260,000 was to be received in the fourth quarter of 2003 based on subsequent performance of the assets. The Company received a contingent payment of $20,806 and recorded that amount as additional gain on sale of the assets during the year ended December 31, 2003. The Company inspected records supporting the subsequent performance of the assets and received additional cash proceeds of $39,701 from the buyer, which will be recorded as additional gain on the sale of the properties during the quarterly period ending June 30, 2004.

        The Company has no other off-balance sheet arrangements at December 31, 2003; however, see Note 9 to the consolidated financial statements regarding commitment and contingencies.

Factors Affecting Future Results

        There are substantial risks involved in the successful execution of our business plan to enhance stockholder value. These are described under the caption "Risk Factors" commencing on page    .

BUSINESS

General

        Gateway, a Delaware corporation, was incorporated in 1960 and entered its current business in 1992. The Company's common stock is traded on the over-the-counter Bulletin Board under the symbol GNRG. The Company's executive offices are located at 500 Dallas Street, Suite 2615, Houston, Texas 77002, and its telephone number is (713) 336-0844. Gateway conducts all of its business through its wholly owned subsidiary companies, Gateway Pipeline Company, Gateway Offshore Pipeline Company, Gateway Energy Marketing Company, Fort Cobb Fuel Authority, L.L.C. and Gateway Processing Company.

        In the following discussion, "Mcf" refers to thousand cubic feet of natural gas; "Tcf" refers to trillion cubic feet of natural gas; "Bbl" refers to barrel, of approximately 42 U.S. gallons; "Btu" refers to British thermal unit, a common measure of the energy content of natural gas; "MMBtu" refers to one million British thermal units. "Mcfe" refers to thousand cubic feet equivalent. Liquid hydrocarbons are converted to Mcf equivalents using the ratio of 1.0 barrel of liquid hydrocarbons to 6.0 Mcf of natural gas.

Description of Business

        The Company owns and operates natural gas gathering, transportation and distribution systems and related facilities in Texas and Oklahoma, and offshore in Texas and federal waters of the Gulf of Mexico. These systems include approximately 778 miles of pipeline ranging in diameter from 1 inch to 20 inches through which the Company gathers natural gas and liquid hydrocarbons from producing properties owned by others, transports gas and liquid hydrocarbons and distributes natural gas to various markets. If the Company assumes title along with possession of the gas, it sells the gas to a marketing company or markets directly to end users, including agricultural, residential, industrial and commercial users, under "back-to-back" purchase and sale contracts designed to minimize commodity risk. Otherwise, the Company transports the gas for a fee per MMBtu or Mcf. Liquid hydrocarbons are transported for a fee per Bbl.

        Because the Company's operating margin is generated under back-to-back purchase and sales contracts, or under contracts that have a stated fee per unit of production (Mcf, MMBtu, or Bbl) gathered or transported, the Company's operating margin is relatively insensitive to the commodity prices of natural gas and oil. The primary impact on the Company of the level of gas and oil commodity prices is their impact on drilling activities. High prices tend to generate greater cash flow for producers and thus enthusiasm to accelerate drilling; low prices tend to have the opposite effect. However, the Company receives a portion of the proceeds from the sale of natural gas transported through the Madisonville pipeline facilities, which are discussed below, when the sales price of the natural gas exceeds a stated threshold level.

        The Company has an exclusive license in the continental U.S. for a state-of-the-art, patented process for the rejection of nitrogen from natural gas streams. The license was obtained from Advanced Extraction Technologies, Inc. of Houston, TX and technical information about the process, known as the Mehra Process®, is available on the Company's website. The process provides cost-effective, non-cryogenic removal of nitrogen from sub-quality natural gas so that the gas meets pipeline quality specifications for minimum heat content (i.e., Btu content per cubic foot of gas) or maximum total inert components, and is thus saleable. The sub-quality (high nitrogen) natural gas resource base is substantial. In the most recent update of its chemical composition database of the nation's natural gas resource base, the Gas Technology Institute classified approximately 41% of the natural gas reserves in the lower-48 United States as sub-quality gas. Almost 40% (approximately 24 Tcf) of this sub-quality gas is unable to meet the pipeline quality specifications due to the presence of nitrogen alone or nitrogen in combination with other contaminants. Furthermore, approximately 90% of the gas that is sub-quality because of nitrogen has from 4% to 20% nitrogen in the gas. This is the range of nitrogen content where the Mehra Process is most cost effective.

Business Growth Strategy; GEC Development, LLC

        The ownership and operation of treating plants to remove nitrogen from natural gas and direct ownership and production of high nitrogen natural gas reserves are the primary components of the Company's strategy to increase earnings and cash flows. We own an extensive database of sub-quality, or high nitrogen, natural gas prone areas in the U.S., and we have been actively seeking outside growth capital to accelerate our business plan to enable us to capitalize on opportunities in a favorable natural gas price environment. On March 9, 2004, we entered into letters of intent with a Chicago-based investment-banking firm known as the InvestLinc Group. InvestLinc Group is comprised of several entities including InvestLinc South Central Capital Fund, LLC and InvestLinc Securities, LLC, the entity which is conducting this offering for us. If the closing conditions, which we will describe below, can be met by July 31 or a later date which we both agree to, we will form GEC Development, LLC, a new Delaware limited liability company. We refer to this entity as GEC.

        As a part of the transaction, we will grant to GEC an exclusive sublicense to utilize the patented Mehra Process technology under our exclusive license from AET. Assuming that we close, we will receive a 20% interest in GEC for the contribution of the sublicense, plus a 5% founders' interest for a contribution of $2,500.

        There are a number of conditions to the closing, including the following:

  •
  Both parties must negotiate and agree to the definitive legal documents including an operating agreement for GEC and a management services agreement under which we will manage and operate GEC.

  •
  We cannot suffer any material adverse change in our business prior to closing.

  •
  Certain modifications must be made to the AET license, which have not yet been specified.

  •
  Michael T. Fadden and Scott D. Heflin, our two executive officers, must execute employment/noncompete agreements, the terms of which have not yet been specified by the InvestLinc Group and its counsel.

  •
  InvestLinc must secure at least $8,000,000 in financing for GEC. This does not include any contribution by us.

        If GEC is formed, it will be operated by us and overseen by a five-person management committee. Two of the representatives will be selected by us, two by the InvestLinc Group, and an independent fifth representative to be chosen by the other four representatives. Under a management services agreement, we will be responsible for the day-to-day management of the operations of GEC and all associated projects and activities undertaken by GEC. We will develop, and must first offer to GEC all investment opportunities involving high nitrogen natural gas projects. For our services, we will receive a monthly administrative/management fee in an amount yet to be agreed upon. If the management committee turns down any high nitrogen project presented by us, we will be free to undertake that project on our own, to the extent that we can secure financing.

        GEC will invest in only natural gas opportunities involving high nitrogen natural gas. None of our current operations or future activities involving the Madisonville project will be included. GEC projects may include investment in and acquisition of high nitrogen natural gas reserves, acquisition of acreage expected to produce such reserves, drilling and completion of natural gas wells, and construction of pipelines and installation of nitrogen rejection units using our licensed Mehra Process.

        Because we have an extensive database of high nitrogen natural gas-prone areas around the United States, we will focus on projects wherever they can be developed in the continental United States. Initially we intend to focus our efforts on the Sacramento Basin in California and the Permian Basin in west Texas and eastern New Mexico. We also have projects under consideration in the East Texas Basin and several locations in Kansas. In most areas, we expect ten-year internal rates of return on the sale of natural gas from wells in which GEC has an interest to be above 50%. We also expect ten-year internal rate of returns on the related natural gas-treating projects to yield about 30%. Because of all of the factors that we outlined under Risk Factors earlier, these rates of return may not be realized.

        As we have described elsewhere in this prospectus, InvestLinc Securities is assisting us in this offering. If the offering is successful, we expect to invest up to $1,500,000 in GEC.

        If GEC is formed with $8,000,000 of financing secured by InvestLinc but we are unable to make a separate investment, the InvestLinc Group and we will each receive a 5% founders ownership interest. These interests are denominated as class A units. Each entity will contribute $2,500 for its interest. Additionally, we will receive a 20% interest in class A units for granting the exclusive sublicense for the Mehra Process. The providers of financing secured by InvestLinc will receive the remaining 70%

ownership interest, denominated as class B units. If we invest up to $1,500,000, we will receive a portion of these class B units.

        Until the holders of the class B units have received full repayment of their initial capital contributions plus a 15% internal rate of return, all cash distributions from GEC will be made 20% to us and 80% to the holders of the class B units. After payment of this preferred distribution, distributions will be made pro rata according to ownership interest. Additionally, if, through our management efforts, the preferred distributions to the holders of the class B units can be 100% satisfied by the end of the fourth year from commencement of GEC operations, we will be entitled to an additional two million class A units. The amount of additional units will decline stepwise to 500,000 if we are unable to secure the preferred distribution until the end of the seventh year. If we are able to invest the full $1,500,000 and we earn the maximum additional class A units, we will end up with approximately a 45% ownership in GEC.

        If GEC is formed, the InvestLinc Group will receive from GEC a fee of 6% of the amount of financing it secures from its investor group. We are obligated to pay reasonable out-of-pocket expenses incurred by the investor group, not to exceed $100,000. If GEC is not formed, we have no such obligation. Until the formation date for GEC, if we develop any high nitrogen natural gas projects, we must provide the terms to the InvestLinc Group. Within five business days, the InvestLinc Group must advise us of any provision that it deems unacceptable. We will then have 30 days to use our reasonable commercial efforts to modify the provisions to be acceptable to the InvestLinc Group. If the agreement is ultimately acceptable, it will be assigned to GEC at closing along with all of our rights and obligations. If the agreement is not acceptable to the InvestLinc Group or if GEC is not formed, we may pursue the project on our own.

        If the InvestLinc Group secures $8,000,000 of financing by July 31 or some later date as we both agree to, and we elect for any reason not to close, we must pay a penalty of $250,000 to InvestLinc along with reasonable out-of-pocket expenses not to exceed $100,000.

        Prospective investors in this offering must understand that the letter of intent is not a binding obligation on either the InvestLinc Group or us to close the transaction. All of the conditions, which we described earlier, must be met.

Major Customers and Suppliers

        The Company purchases natural gas from several producers and suppliers, and during the year ended December 31, 2003, three oil and gas companies supplied 34%, 28% and 27% of its total gas purchased. During the year ended December 31, 2002, three oil and gas companies supplied 71%, 14% and 10% of its total gas purchased. Gross sales to customers representing 10% or more of total revenue for the years ended December 31, 2003 and 2002 are as follows:

	December 31,
	2003	2002
TXU Portfolio Management Co LP	49%	—
Dart Container Corporation	19%	36%
Owens Corning Fiberglas Corporation	6%	34%
Infinite Energy, Inc.	—	10%

        Although these sales constitute a significant portion of total revenues, they represent a much less significant portion of operating margin because of back-to-back purchase contracts to supply these major customers. The Company believes that a loss of a major customer could be readily replaced and would not have a material adverse effect on its financial statements. The premature loss of the supply of natural gas transported through the Madisonville pipeline facilities could have a material impact on the Company's results of operations and cash flows.

Competition

        The natural gas industry is highly competitive. The Company competes against other companies in the gathering, transporting, treating and marketing business for gas supplies and for customers. Competition for gas supplies is primarily based on the availability of transportation facilities, cost-effectiveness of treating facilities, service and satisfactory price. In marketing, there are numerous competitors, including affiliates of intrastate and interstate pipelines, major producers, brokers and marketers. Most competitors have capital resources greater than the Company and control greater supplies of gas. Competition for marketing customers is primarily based on reliability and the price of delivered gas.

        Because of the significantly higher costs to construct pipelines in marine environments and the difficulty of siting new onshore separation/dehydration and terminal facilities, it is likely that any new well that is completed within two miles of the Company's existing offshore systems will be connected to Gateway's nearby system. Since the Company became actively involved as the operator of these offshore systems, it has been successful in connecting every new, available well completed within that distance, and this success rate is not expected to change in the future.

        There are two types of competition that the Company faces in high nitrogen natural gas. First is the competition to acquire domestic proven reserves of natural gas. We are unaware of any other company that is focusing on the acquisition and exploitation of high nitrogen natural gas reserves. Second is the competition to provide treating facilities to owners of high nitrogen natural gas reserves so that the nitrogen can be removed and the resulting pipeline quality gas sold.

        There are four principal technologies available for treating high nitrogen natural gas to remove the nitrogen. Two of the technologies have limited application, the first primarily due to low recoveries (and thus higher methane losses), and the second due to low operating pressures and lack of "turndown" capability (inability to economically adapt to lower throughput volumes). Consequently, the real competition is between Gateway's licensed technology—the Mehra Process—and cryogenic technology. The Mehra Process involves using a physical solvent to selectively absorb hydrocarbons, but not the entrained nitrogen, from the gas stream. By contrast, cryogenic technology involves partially or fully liquefying the nitrogen-rich gas stream, under pressure and at very low temperatures, e.g., as low as -350°F, and then separating this stream into a rejected nitrogen stream and a pipeline quality gas stream. Please refer to the Company's website, www.gatewayenergy.com, for more information on the various nitrogen rejection technologies.

Regulation

        The transportation and sale of natural gas in interstate commerce are subject to extensive regulation under the Natural Gas Act, the Natural Gas Policy Act of 1978, and other rules and regulations promulgated by the Federal Energy Regulatory Commission. The Company believes that the gathering, transportation and distribution activities of the Company are intrastate in nature and not subject to FERC's jurisdiction. The properties are, however, subject to regulation by various state agencies.

        Fort Cobb Fuel Authority, L.L.C. is a local distribution company subject to the regulations of the Oklahoma Corporation Commission. The OCC regulates the prices to the customer based on the cost of investment, operating and maintenance expense, cost of purchased gas and rates of return. Fort Cobb was granted a general rate increase effective for all services billed after December 28, 2000. This was Fort Cobb's first rate increase in ten years, and it was designed to enable the utility to recover its cost of service and earn a fair return on its rate base. The OCC also regulates construction on and safety of the distribution system.

Environmental and Safety Concerns

        The Company's operations are subject to environmental risks normally incident to the construction and operation of pipelines, plants and other facilities for gathering, treating, transporting and distributing natural gas and liquid hydrocarbons. In most instances, the regulatory requirements relate to the discharge of substances into the environment and include controls such as water and air pollution control measures. Environmental laws and regulations may require the acquisition of a permit before certain activities may be conducted. Further, these laws and regulations may limit or prohibit activities on certain lands lying within wilderness areas, wetlands, areas providing habitat for certain species, or other protected areas. The properties are also subject to other federal, state and local laws covering the handling, storage or discharge of materials used by the Company, or otherwise relating to protection of the environment, safety and health.

        The Company's process for removing nitrogen from natural gas produces no dangerous or toxic substances that would create an environmental concern. However, the Company's pipelines may, from time to time, carry dangerous or hazardous substances naturally occurring in the natural gas stream, such as at Madisonville, where the 4-inch and 3-inch pipelines transport hydrogen sulfide entrained in the produced gas from the wellhead to the Madisonville plant and a carbon dioxide/hydrogen sulfide stream from the plant to a reinjection well, respectively. Proper operation of such plants and pipelines requires appropriate design and engineering, safety controls and environmental permits. Local air quality standards will dictate whether the rejected nitrogen stream must be flared or can be simply discharged into the atmosphere.

        Management believes the Company has obtained, and is in current compliance with, all necessary and material permits and that its operations are in substantial compliance with applicable material governmental regulations.

EMPLOYEES

        As of December 31, 2003, the Company had 19 full-time employees.

LEGAL PROCEEDINGS

        From time to time, the Company is involved in litigation concerning its properties and operations. There is no known pending or threatened litigation expected to have a material effect on the Company's financial position, results of operations or cash flows.

DESCRIPTION OF PROPERTY

Onshore Properties

        During May 2003, the first commercial nitrogen rejection unit using the Mehra Process commenced operations. It is located a few miles from Madisonville, TX in rural Madison County. The NRU is part of a treating facility, constructed and owned by a subsidiary of The Hanover Company, which is designed to treat 18,000 Mcf of natural gas per day, first to remove carbon dioxide and hydrogen sulfide, and then to remove nitrogen using the Company's licensed process. The Company constructed and owns a 4-inch gathering line connecting the producer's well to the Madisonville plant, a 3-inch line from the Madisonville plant to the producer's injection well for the reinjection into the ground of waste gases, and a 10-inch pipeline to transport the pipeline quality gas from the Madisonville plant to a sales outlet. These three pipeline segments comprise the Madisonville pipeline facilities. Under the contracts in place with the producer and Hanover, we purchase the gas at the producer's wellhead and retain title to the gas throughout the treating process until the pipeline quality gas is delivered to the sales outlet at the end of the Company's 10-inch pipeline. From the proceeds from the sale of the pipeline quality gas, we deduct a fixed treating fee and an additional amount when the sales price per unit of the pipeline quality gas exceeds a threshold price per unit. The remaining balance, after minor adjustments, is paid to the producer for the wellhead production. The 3-inch and 10-inch pipelines were intentionally oversized when constructed because we expect additional development of sub-quality natural gas reserves in the area, beginning the first half of 2004.

        Effective August 1, 2002, the Company entered into a contract for sale of 14 non-core natural gas gathering systems located in Texas, Oklahoma and Louisiana, and effective September 30, 2002, the Company sold its interest in an onshore joint venture that owned a south Texas natural gas gathering system. Subsequent to the sales, the Company owns 2 active onshore systems in Texas and Oklahoma in addition to the Madisonville pipeline facilities. One system transports natural gas for sale to Fort Cobb, and one is a 14-mile delivery system that transports natural gas for sale to industrial users in Ellis County, Texas.

        At December 31, 2003, the Company's onshore systems were comprised of approximately 24 miles of 6-inch to 10-inch pipelines and related meters, regulators, valves and equipment. The systems are properly maintained and are capable of transporting natural gas under prescribed pressures.

Offshore Properties

        Gateway Offshore Pipeline Company owns pipelines, a related 140' × 70' operating platform, and an onshore terminal facility at Crystal Beach, Texas that services producers primarily in Texas offshore waters and Galveston Bay. These systems and related facilities are in shallow water and provide the Company the capability to separate gas and liquid hydrocarbons and dehydrate gas in large volumes and to transport the gas and liquid hydrocarbons to various markets. The Company's offshore systems consist of approximately 139 miles of 4-inch to 20-inch diameter pipelines and related equipment, which transport the natural gas and liquid hydrocarbons primarily under fee-based contracts.

Fort Cobb Properties

        Fort Cobb is a local distribution company serving approximately 2,300 agricultural and residential customers in Caddo and Washita counties in Oklahoma. Fort Cobb owns and operates approximately 619 miles of 1-inch to 4-inch pipeline and related meters, regulators, valves, rights-of-way and easements, all normally associated with distribution systems.

System Capacity

        The capacity of a pipeline is primarily a function of its diameter and length and its inlet and outlet pressures. Based upon normal operating pressures, the Company's systems have a daily throughput capacity of over 500,000 Mcf per day, which significantly exceeds the current daily throughput of approximately 21,287 Mcfe per day.

        The Crystal Beach facility referred to above has a storage capacity of approximately 35,000 Bbls and, with minor modifications, has a throughput capacity of 5,000 Bbls of liquid hydrocarbons per day. Additional tankage and related facilities could be added on adjacent land owned by the Company.

Natural Gas Treating

        The Company has an exclusive license in the U.S. to use patented technology developed by AET. AET's state-of-the-art absorption based nitrogen rejection technology is marketed as the Mehra Process®, and technical information about the process is available on the Company's website. This process is being employed in the Madisonville plant, described above under "Onshore Properties," under a sublicense from the Company. The primary advantage of the Mehra Process over cryogenic (very low temperature) nitrogen rejection is its flexibility to adapt to a range of nitrogen concentrations and quickly respond to a change in operating conditions. The need to be able to cost effectively and efficiently remove nitrogen from natural gas to allow the gas to meet pipeline quality specifications is important since the expected shortfall in natural gas supply over the next decade will require full development of the United States' entire natural gas resource base, approximately 15% of which is sub-quality due to excess nitrogen. The Mehra Process is especially attractive at a time when the higher price of natural gas has created the economic incentive to treat sub-quality (high nitrogen) natural gas to remove the nitrogen and make it marketable. With this technology, Gateway believes it is well positioned to participate in efforts to increase the supply of marketable natural gas in the United States. Earl P. Hoffman, a director of the Company, is AET's CEO and President and a major stockholder of AET.

        Under the license agreement, the Company's exclusive right in the U.S. to utilize the Mehra Process will remain in effect at least through December 31, 2004. The Company's exclusive right under the agreement will continue after December 31, 2004 for as long as the Company meets certain installed nitrogen rejection unit capacity targets. The Company is required to pay a license fee per unit of volumes processed through each plant so long as there are any unexpired patents covering the technology. This obligation was assumed by Hanover with respect to the Madisonville plant.

Corporate Property

        In addition to the operating properties described above, the Company leases office space and owns certain office equipment in its corporate office located at 500 Dallas Street, Suite 2615, Houston, Texas 77002.

THE BOARD OF DIRECTORS

        The business of the Company is managed under the direction of the board of directors. The Company's board has agreed to be bound by the Company's code of ethics described below. Following is a list of the names and ages of the directors, all of whom serve annual terms, along with the year in which each became a director of the Company. Footnoted below is the past five-year business history of each director and any public company directorships held by such persons.

Name	Age	Director Since
Michael T. Fadden	63	1997
John B. Ewing, Jr.	82	1988
Scott D. Heflin	46	1999
Earl P. Hoffman	62	1998
Charles A. Holtgraves	39	1988
Larry J. Horbach	62	1990
Gary A. McConnell	63	1998

        Michael T. Fadden.    Mr. Fadden has served as chairman of the board of directors since February 1999 and currently serves on the executive committee and nominating committee of the board. He was elected CEO in July 1998 and President in August 1997. Prior to becoming CEO, he served as COO from August 1997 until July 1998.

        John B. Ewing, Jr.    Mr. Ewing currently serves as a director of the Company and acts as chairman of the compensation and stock option committee of the board. He has been an attorney in private practice since 1947.

        Scott D. Heflin.    Mr. Heflin currently serves as a director of the company and serves on the executive committee of the board. He has served as Chief Financial Officer of the Company since September 1998 and Treasurer and Secretary of the Company since November 1998.

        Earl P. Hoffman.    Mr. Hoffman currently serves as a director of the Company and serves on the executive committee and compensation and stock option committee of the board. He has served since 1992 as CEO and as President since 2000 of AET.

        Charles A. Holtgraves.    Mr. Holtgraves currently serves as a director of the Company, acts as chairman of the nominating committee and serves on the audit committee of the board. He was the CFO and Vice President of First Mortgage Investment Company from 1989 to 1999 and is currently President of Argus Investment Group and Chairman and President of Advanced Financial, Inc.

        Larry J. Horbach.    Mr. Horbach currently serves as a director of the Company and serves on the audit committee of the board. He has served as Chairman, President and CEO, and Executive Vice President—Shareholder Relations of the Company from June 1990, resigning as President in August 1997, CEO in July 1998, Chairman in February 1999, and Executive Vice President—Shareholder Relations in July 1999. Mr. Horbach is the owner of L.J. Horbach & Associates.

        Gary A. McConnell.    Mr. McConnell currently serves as a director of the Company, acts as chairman of the audit committee and serves on the nominating committee of the board. He served as Chief Financial Officer for Northern Border Partners LP before becoming a private investor in 1994.

Board Changes Expected at 2004 Annual Meeting

        Mr. McConnell has declined, for personal reasons, to stand for re-election to the board of directors at the annual meeting of stockholders in May 2004.

        The following two director nominees were added to the Company's Notice of Annual Meeting and Proxy Statement and recommended by the board for approval by the stockholders.

Name	Age
John A. Raasch	71
Philip A. Wilson	54

        Nominees, Messrs. Raasch and Wilson, contacted three existing members of the board of directors at various times in 2004 representing that they, Messrs. Raasch and Wilson, had sufficient stockholder votes and financing to conduct a proxy contest to elect a new slate of directors at the 2004 annual meeting of stockholders. The three existing board members, recognizing that the Company did not have the cash resources nor believing it to be in the best interests of Gateway stockholders to engage in a costly proxy contest, asked whether Messrs. Raasch and Wilson would forego a proxy contest if Messrs. Raasch and Wilson were nominated as part of management's slate of director nominees for 2004. Messrs. Raasch and Wilson agreed. The nominating committee of the board recommended Messrs. Raasch and Wilson be nominees and the board approved the slate at a meeting on March 25, 2004.

Compensation of Directors

        The Company does not compensate employee-directors in their capacity as directors of the Company. All directors were reimbursed for reasonable travel and lodging expenses incurred while attending board, committee or annual meetings. In the year ended December 31, 2003, the compensation policy for non-employee, or outside directors was as follows:

  •
  A one-time grant of an option to purchase 10,000 shares of common stock, at fair market value on date of grant, pursuant to the outside directors stock option plan.

  •
  An annual retainer of $10,000, one-half in common stock, valued and payable at the market price on the date of the annual meeting of stockholders, and one-half in cash payable at a rate of $1,250 each quarter. In the year ended December 31, 2003, the non-employee directors agreed to accept options to purchase 13,333 shares of common stock with an exercise price of $.375 in lieu of the stock award portion of their annual compensation.

  •
  A cash payment of $125 per hour for each board, committee or annual meeting attended; provided that meetings and specific consultations with the Company's executive management lasting at least eight hours are compensated on a per diem rate of $1,000. As of December 31, 2003, annual directors' fees of $24,750 remained unpaid.

Committees of the Board of Directors

        The board of directors has established an audit committee, compensation and stock option committee, executive committee and a nominating committee. The executive committee, currently comprised of Messrs. Fadden, Heflin and Hoffman, oversees and administers the outside directors stock option plan.

Financial Expert

        Mr. McConnell, the chairman of the audit committee, is independent of the management of the Company and is a financial expert as defined in Item 401 of Regulation S-B. Under the regulation, a financial expert is a person who possesses all of the following attributes:

  1)
  an understanding of financial statements and accounting principles generally accepted in the United States of America;

  2)
  an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  3)
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

  4)
  an understanding of internal controls and procedures for financial reporting; and

  5)
  an understanding of audit committee functions.

Mr. McConnell's designation as an audit committee financial expert does not impose any duties, obligations or liability on him that are greater than those imposed on all members of the audit committee, nor does it affect the duties, obligations or liability of any other member of the committee or the board of directors. As noted above, Mr. McConnell has declined, for personal reasons, to stand for re-election to the board of directors at the annual meeting of stockholders to be held in May 2004. It is uncertain at this time what the Company will do for a financial expert to serve on the audit committee.

Code of Ethics

        Section 407 of the Sarbanes-Oxley Act of 2002 requires the disclosure of whether the Company has adopted a Code of Ethics for its principal executive and financial officers, or other persons performing substantially similar functions. The Company has adopted such a code for all officers, directors and employees of the Company. It is available for inspection on the Company's website, www.gatewayenergy.com, or by mail free of charge by written request to: Gateway Energy Corporation,

Attention: Nancy S. Morris, Manager of Investor Relations & Administration, 500 Dallas Street, Suite 2615, Houston, Texas 77002.

Contact the Gateway Energy Corporation Board of Directors

        Stockholders may direct questions or comments about accounting, internal accounting controls or auditing matters or other concerns to the board of directors by contacting the board in either of the following ways:

Write to the board: Board of Directors Gateway Energy Corporation 500 Dallas, Suite 2615 Houston, Texas 77002	Email the board: Directors@gatewayenergy.com
  •
  Questions relating to accounting, internal accounting controls or auditing matters will be referred to the chairman of the audit committee.

  •
  Other concerns will be referred to the chairman of the board.

  •
  All questions and comments will be received and processed by the Secretary or Assistant Secretary of the Company.

  •
  Stockholders will receive a written acknowledgement from the Secretary or Assistant Secretary upon receipt of the stockholder's written question or comment.

  •
  Stockholders can report their concerns anonymously or confidentially.

EXECUTIVE OFFICERS OF THE COMPANY

        The following is a list of the names and ages of the current executive officers of the Company, their business history for the past five years and the year in which each person became an officer of the Company.

Name	Age	Position & Principal Occupation for Last Five Years	Officer Since
Michael T. Fadden	63	Chairman of the board since February 1999, CEO since July 1998, and President since August 1997	1997
Scott D. Heflin	46	Chief Financial Officer of the Company since September 1998; Treasurer and Secretary since November 1998	1998

EXECUTIVE COMPENSATION

        The board of directors and compensation and stock option committee have approved an executive compensation plan and a middle management compensation Plan for the Company. The executives to be covered are determined by the compensation and stock option committee of the board. The middle management employees to be covered are determined by the President. Currently the CEO and CFO are covered by the executive plan and one employee in the Company's subsidiary operations is covered by the middle management plan.

        Both the executive plan and the middle management plan have three components: base salary, short-term incentive and long-term incentive. Base salaries are set annually. The short-term incentive under both plans is a cash bonus to be paid upon attainment of certain goals, which goals are set by the board of directors annually. No bonuses were payable for the year ended December 31, 2003 under the executive compensation plan or the middle management compensation plan. The long-term incentive portion is comprised of incentive or non-qualified stock options on the Company's common stock. The Company's 1998 Stock Option Plan governs in all respects the number of options, terms and conditions of any grants made under each of the executive plan and the middle management plan.

        Summary Compensation Table.    Individual executive officer compensation presented below is for the last three completed fiscal years and includes base salary, certain expense allowances provided by the Company and matching contributions of the Company to its 401(k) Savings Plan. The following summary compensation table includes compensation paid in cash.

		Annual Compensation			Long-Term Compensation
Awards
Payouts
				Other annual Compensation ($) (e)	Restricted Stock Award(s) ($) (f)	Securities Underlying Options/SAR's (#) (g)
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)				LTIP Payouts ($) (h)	All Other Compensation ($) (i)
Michael T. Fadden Chairman, CEO and President	12/31/03 12/31/02 12/31/01	175,000 175,000 170,830	— — —	12,666 12,666 12,450	— — —	75,000 — —	— — —	— — —
Scott D. Heflin Chief Financial Officer, Treasurer and Secretary	12/31/03 12/31/02 12/31/01	120,000 120,000 117,000	— — —	11,016 11,016 10,676	— — —	35,000 35,000 35,000	— — —	— — —

Executive Employment Agreements

        In 2001, the Company entered into employment agreements with Mr. Fadden and Mr. Heflin.

        The term of the agreements is through October 31, 2004. New agreements are expected to be entered into prior to the effective date of this offering. Under the existing agreements, Mr. Fadden's base salary is $175,000 per year and Mr. Heflin's base salary is $120,000 per year. The agreements provide for severance benefits in the event that the Company terminates the Executives' employment other than for cause, or if the Executives resign following certain adverse changes in the terms of their compensation or job responsibilities for a period of three years following a change in control of the Company.

        In the case of termination, other than for cause, where there is no change in control, these benefits would be calculated based on (1) one year's base salary, or (2) the base salary attributable to the remaining term of the agreements, whichever is greater, plus any unpaid bonus attributable to the previous year of employment. If the termination occurs during a one-year renewal period of the agreements, benefits would be calculated based on the base salary attributable to the remaining months of the one-year term, plus a pro rata share of any cash bonus paid for the year of termination attributable to that portion of the year during which the Executive was employed.

        In the case of a change in control of the Company, these benefits would be calculated based on an amount equal to twice the sum of the executives' then annual base salary plus their average annual incentive bonus for the two years preceding such termination. The Company will continue to provide, at its expense, certain executive health and welfare benefits for a period of up to four years, reduced by any such benefits obtained from subsequent employers.

        The agreements contain a non-competition provision under which the executives are required not to engage in certain activities on behalf of competitors of the Company while employed by the Company and for a period of six months following termination. Further, Mr. Fadden's agreement requires that he not engage, directly or indirectly, in any manner with any business or company engaged in removal of nitrogen from natural gas streams while he is employed by the Company and for a period of two years following his termination of employment.

Option/SAR Grants for the year ended December 31, 2003

        The following table sets forth information with respect to stock options granted to Mr. Fadden and Mr. Heflin in accordance with the 1998 Stock Option Plan during the year ended December 31, 2003. No stock appreciation right grants were made during the year ended December 31, 2003.

Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
Name (a)	Number of securities underlying options/SARs granted (#) (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)	5% ($) (f)	10% ($) (g)
Michael T. Fadden	75,000	47%	$0.38	5/21/13	$17,923	$45,422
Scott D. Heflin	35,000	22%	$0.38	5/21/13	$8,364	$21,197

Aggregated Option/SAR Exercises in the year ended December 31, 2003 and period-end Option/SAR Values

        The following table sets forth information with respect to unexercised options and SARs. No stock options were exercised during the year ended December 31, 2003.

Number of securities underlying unexercised options/SARs at December 31, 2003
Value(1) of unexercised in-the-money options/SARs at December 31, 2003
Shares acquired on exercise (#) (b)
Name (a)		Value Realized ($) (c)	Exercisable ("Ex") Unexercisable ("Un") (d)		Exercisable ("Ex") Unexercisable ("Un") (e)
Michael T. Fadden(2)	—	$—	225,750 75,000	("Ex") ("Un")	$ — 1,500	("Ex") ("Un")
Scott D. Heflin(3)	—	$—	115,000 70,000	("Ex") ("Un")	$6,075 3,150	("Ex") ("Un")

(1)
The value of the options was determined by using the average of the high and low price of the Company's common stock ($0.40) on December 31, 2003.

(2)
The 225,750 options granted in 1997 and 1998 are fully vested and not in-the-money. The 75,000 options granted in 2003 are not vested but are in-the-money.

(3)
There are 50,000 options granted in 1998 that are fully vested but are not in-the-money. There are 30,000 options granted in 2000 that are vested and in-the-money. There are 35,000 options granted in 2001, 23,333 of which are vested but not in-the-money. There are 35,000 options granted in 2002, 11,667 of which are vested and are in-the-money. There are 35,000 options granted in 2003 that are not vested but are in-the-money.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of March 31, 2004 the following persons are known to the Company to be beneficial owners of more than five percent (5%) of the Company's voting common stock. The following table sets forth information concerning the shares of common stock owned by those persons.

(1) Title of Class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class (1)
Common Stock	Michael T. Fadden 500 Dallas, Suite 2615 Houston, TX 77002	1,021,717(2)	6.5%

(1)
Based upon 15,686,041 shares of common stock outstanding as of March 31, 2004.

(2)
This number of shares beneficially owned includes 225,750 shares purchasable pursuant to currently exercisable options or warrants. On May 21, 2004, an additional 25,000 options will vest.

        The following table sets forth information concerning the shares of common stock beneficially owned by (i) each director of the Company; (ii) each of the executive officers of the Company; and (iii) all directors and executive officers as a group.

Name	No. of Shares		%(1)
Michael T. Fadden, Chairman, CEO and President	1,021,717	(2)	6.5%
John B. Ewing, Jr., Director	85,465	(3)	*
Scott D. Heflin, CFO, Treasurer and Secretary	203,944	(4)	1.3%
Earl P. Hoffman, Director	62,618	(5)	*
Charles A. Holtgraves, Director	353,144	(6)	2.3%
Larry J. Horbach, Director	107,199	(7)	*
Gary A. McConnell, Director	215,441	(8)	1.4%

*
Indicates less than 1% ownership.

        All directors and officers as a group beneficially own 2,049,528 shares, including currently exercisable options or warrants, or 13.1% of the outstanding common stock as of March 31, 2004. (1)(9)

(1)
Based upon 15,686,041 shares of common stock outstanding as of March 31, 2004. Each named person is deemed to be the beneficial owner of shares of common stock that may be acquired within 60 days upon exercise of stock options and shares or options owned indirectly through a partnership or corporation. Accordingly, the number of shares and percentage set forth next to the name of such person and all officers and directors as a group include the shares of common stock issuable upon presently exercisable stock options and any shares or options owned indirectly. However, the shares of common stock so issuable upon such exercise by any such person are not included in calculating the percentage of common stock beneficially owned by any other stockholder.

(2)
This number of shares beneficially owned includes 225,750 shares purchasable pursuant to currently exercisable options or warrants.

(3)
This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants.

(4)
This number of shares beneficially owned includes 126,666 shares purchasable pursuant to currently exercisable options or warrants.

(5)
This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants.

(6)
This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants. This number of shares beneficially owned includes 25,825 shares held by the Vesta M. Holtgraves Revocable Trust and 112,751 shares held by the Holtgraves Family Limited Partnership.

(7)
This number of shares beneficially owned includes 13,333 shares purchasable pursuant to currently exercisable options or warrants. This number of shares beneficially owned includes 25,096 shares owned by H & F Investments, a partnership in which Mr. Horbach has a 50% interest; and 20,000 shares held in the estate of M. J. Coen that were pledged to Mr. Horbach prior to Mr. Coen's death. The shares will be transferred to Mr. Horbach upon settlement of the estate.

(8)
This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants.

(9)
The number of shares and percentage calculation includes 25,825 shares held by the Vesta M. Holtgraves Revocable Trust and 112,751 shares held by the Holtgraves Family Limited Partnership in which Mr. Holtgraves has beneficial ownership; 25,096 shares owned by H & F Investments, a partnership in which Mr. Horbach has a 50% interest, and 20,000 shares held in the estate of M. J. Coen that were pledged to Mr. Horbach prior to Mr. Coen's death. The number of shares and percentage calculation includes 459,081 shares of common stock beneficially owned by directors and officers, purchasable pursuant to presently exercisable options or warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has an exclusive license in the U.S. from AET to use technology developed by AET to remove nitrogen from natural gas. The license agreement gives the Company the exclusive right in the United States to utilize AET's patented absorption based nitrogen rejection technology through at least December 31, 2004. The Company's exclusive rights under the agreement will continue after December 31, 2004 for as long as the Company meets certain installed nitrogen rejection unit capacity targets. The Company is required to pay a license fee per unit of volumes processed through each unit so long as there are any unexpired patents covering the technology. The latest of these patents expires in 2022. Earl P. Hoffman, a director of the Company, is AET's President and CEO and a major stockholder in AET.

        Effective February 21, 2002, Gateway Pipeline Company and Gateway Processing Company entered into a term credit agreement with a bank and are referred to below as the borrowers. The borrowers used the proceeds to finance the construction of the Madisonville pipeline facilities. More details of the term credit agreement are disclosed in the accompanying notes to consolidated financial statements. During November 2003, the term note agreement was amended, effective November 15, 2003, to modify provisions governing intercompany debt payments from the borrowers to Gateway Energy Corporation. All other terms and conditions of the agreement, including the maturity date, remained the same. Under the agreement, as amended effective November 15, 2003, the Borrowers borrowed $1.5 million in multiple advances. The monthly note payments through September 30, 2003 represented interest only. Thereafter the note requires 26 monthly payments of principal and interest, with a final payment of unpaid principal, and accrued but unpaid interest due at the December 31, 2005 maturity date. The agreement contains cross collateral and cross default provisions linking it to the balloon note, described below.Effective March 31, 2003, the Company entered into a balloon note credit agreement. Under the balloon note agreement, the borrowers borrowed $900,000 in multiple advances. Principal outstanding under the balloon note accrues interest at a fixed rate, and the note will mature after thirty-six months. The monthly note payments represent interest only on the total balance outstanding. The borrowers used the proceeds to finance the remaining construction costs of the pipeline facilities, and to fund the principal and interest payments that were due under the Company's subordinated note agreements on March 1, 2003. More details of the balloon credit agreement are disclosed in the accompanying notes to consolidated financial statements.

        The balloon note is collateralized with letters of credit obtained through Allen Drilling Acquisition Company, a Nebraska corporation. Charles A. Holtgraves, a director of the Company, is President and a director of ADAC, and Larry J. Horbach, a director of the Company, is Secretary of ADAC and a director of the parent company of ADAC. Mr. Holtgraves owns directly no shares of ADAC common stock, and owns 14.65% of an entity that owns 55.56% of the ADAC senior preferred stock. Such preferred stock has a stated dividend rate equal to two-thirds of any Madisonville payments received by ADAC pursuant to the ADAC agreement discussed below. Mr. Horbach owns no ADAC common or preferred stock.

        Under the terms of the ADAC agreement, dated March 6, 2003, ADAC agreed to provide security acceptable to the Company's primary bank to allow the Company to borrow the proceeds of the balloon note. In exchange, ADAC will receive, during the term of the balloon note, one-half of the price upside portion only, if any, of the monthly fee to be received by the Company pursuant to the Madisonville project agreements. Under the ADAC agreement, ADAC will have the option to either: (i) receive at the end of the term of the balloon note a lump-sum payment, which when added to the payments received, if any, for the price upside portion, will result in a 15% pre-tax internal rate of return on the $900,000, or (ii) pay off the balloon note on or before the end of the balloon note term in exchange for a one-third ownership interest in the pipeline facilities from that date forward. The Company is obligated to pay the periodic interest payments to the bank during the three-year term of the balloon note. Further, the Company granted liens, subordinate to the Company's bank liens, on the Company's economic interest in the Madisonville project, its Waxahachie pipeline system, and its Fort Cobb subsidiary. The agreement contains cross collateral and cross default provisions linking it to the Madisonville term note, described above.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Our certificate of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent authorized or permitted by applicable law, in any suit or proceeding, whether civil, criminal, administrative or investigative, relating to that person's service as a director or officer of the Company. Additionally, we may have certain obligations under state law to indemnify our employees, including our officers, for actions taken in their capacity as employees of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

INVESTOR SUITABILITY REQUIREMENTS FOR FOLLOW-ON OFFERING

Geographic Requirements

The follow-on offering, to be conducted at the close of the rights offering, is limited to investors located in the states identified below. Additionally, we are limiting this follow-on offering in certain states to only "accredited investors," who are high net worth and/or sophisticated investors, as more fully described below.

[List of States]

Accreditation Requirements

Investors located in [list of states] must be accredited to participate in this offering and investors in [list of states] must meet the separate accreditation standards set forth below. An investor is an "accredited investor" only if such investor meets one or more of the following:

        (i)    the investor is a natural person who has net worth, or joint net worth with that person's spouse exceeding $1,000,000 at the time of purchase;

        (ii)   the investor is a natural person who individually had income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects income in excess of those levels in the current year;

        (iii)  the investor is a director or officer of the Company;

        (iv)  the investor is any entity in which all of the equity owners are accredited investors.

In the case of a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth in satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for shares jointly, including members of partnerships formed for the purpose of purchasing shares, must each satisfy the applicable net worth and income standards without regard to the other joint subscribers. In the case of a subscriber that is in itself a partnership (other than a partnership formed for the purpose of purchasing shares) or a trust, the applicable net worth and income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth and income requirements must be satisfied by the custodian.

Each subscriber will be required to satisfy the investor suitability standards set forth above. An investment in the shares is only suitable for those investors who have adequate means to provide for their current needs and personal contingencies and who have no need for liquidity in this investment. Furthermore, investors must demonstrate an appropriate level of financial sophistication. Investors should recognize that the suitability standards set forth above are minimum requirements and that the satisfaction of these standards does not necessarily mean that investment in the shares is suitable for an investor meeting these standards. We reserve the right to reject any subscription for any reason whatsoever.

We will require each investor to make representations and warranties relating to the suitability of an investment in the shares for each investor as set forth in the form subscription agreement attached as Annex A to this prospectus. We may also make or cause to be made such further inquiry as we deem appropriate. We may, in our absolute discretion, reject subscriptions, in whole or in part, or allot to a particular investor fewer than the number of shares for which the investor subscribed. We reserve the right to modify or increase the suitability standards with respect to certain investors, in order to comply with any applicable state or local laws, rules or regulations or otherwise.

Requirements for Investors in [various states]

To be filed by Amendment

INVESTOR SUITABILITY STANDARDS REPRESENT THE MINIMUM REQUIREMENTS FOR INVESTORS AND THE SATISFACTION OF THESE STANDARDS DOES NOT NECESSARILY MEAN THE SHARES ARE A SUITABLE INVESTMENT FOR ANY INVESTOR.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS, HER, OR ITS OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL ADVISOR TO DISCUSS THE IMPLICATIONS OF THE INFORMATION CONTAINED HEREIN AND THE MERITS AND RISKS OF AN INVESTMENT IN THE SHARES. WE RESERVE THE RIGHT TO MAKE OUR

OWN DETERMINATION, IN OUR SOLE DISCRETION, AS TO WHETHER ANY PROSPECTIVE INVESTOR MEETS THE ABOVE SUITABILITY STANDARDS.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Cline, Williams, Wright, Johnson & Oldfather, LLP, Omaha, Nebraska.

EXPERTS

        The consolidated balance sheet of the Company as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended were audited by Pannell Kerr Forster of Texas, P.C., independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion).and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements as of and for the year ended December 31, 2002, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

        The Company dismissed Deloitte & Touche LLP as its independent accountants effective January 23, 2004 and appointed Pannell Kerr Forster of Texas, P.C. as successor, as reported in the Gateway Energy Corporation Current Report on Form 8-K/A dated January 23, 2004, incorporated herein by reference. There were no disagreements with Deloitte & Touche LLP for the year ended December 31, 2002 or for the interim period through January 23, 2004, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its independent auditors' report.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement. Complete exhibits have been filed with our registration statement on Form SB-2.

        You may read and copy any contract, agreement or other document referred to in this prospectus and any portion of our registration statement or any other information from our filings at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Securities and Exchange Commission, including our registration statement, are also available to you on the Securities and Exchange Commission's website, www.sec.gov.

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and file and furnish to our stockholders annual reports containing financial statements audited by our independent auditors, make available to our stockholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year, proxy statements and other information with the Securities and Exchange Commission.

        You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Commission.

INDEPENDENT AUDITORS' REPORT

Board of Directors
Gateway Energy Corporation

We have audited the accompanying consolidated balance sheet of Gateway Energy Corporation and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2003 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gateway Energy Corporation and Subsidiaries as of December 31, 2003 and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
February 27, 2004 (Except for Note 13,
for which the date is March 9, 2004)

INDEPENDENT AUDITORS' REPORT

Board of Directors
Gateway Energy Corporation

We have audited the accompanying consolidated balance sheet of Gateway Energy Corporation and Subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gateway Energy Corporation and Subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Houston, Texas
March 21, 2003

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Current Assets
Cash and cash equivalents	$202,373	$80,888
Certificates of deposit	130,745	653,595
Trade accounts receivable, net of allowance of $130,832 in 2003 and 2002	2,021,033	942,245
Inventories, at average cost	46,245	48,845
Prepaid expenses and other assets	64,109	145,536

Total current assets	2,464,505	1,871,109
Property and Equipment, at cost
Gas gathering, processing and transportation	10,287,961	8,336,937
Office furniture and other equipment	810,629	806,338

	11,098,590	9,143,275

Less accumulated depreciation and amortization	(3,671,312)	(3,192,085)
	7,427,278	5,951,190
Other Assets
AET license, net of accumulated amortization of $121,190 and $92,482 in 2003 and 2002, respectively	299,860	328,568
Other	124,646	78,702

	424,506	407,270

	$10,316,289	$8,229,569

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$1,946,568	$741,432
Accrued expenses and other liabilities	124,686	130,342
Notes payable	218,365	651,029
Current maturities of long-term debt	986,938	439,458
Current maturities of capital lease	9,433	—
Total current liabilities	3,285,990	1,962,261
Noncurrent Liabilities
Future asset retirement obligations	299,218	—
Reserve for ADAC guarantee	89,966	—

Total noncurrent liabilities	389,184	—

Long-term debt, less current maturities	2,216,053	967,299
Long-term capital lease, less current maturities	85,694	—
Commitment and Contingencies	—	—
Stockholders' Equity
Preferred stock—$1.00 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.25 par value; 35,000,000 shares authorized; 15,686,041 and 15,426,317 shares issued and outstanding in 2003 and 2002, respectively	3,921,508	3,856,577
Additional paid-in capital	16,017,671	16,004,905
Accumulated deficit	(15,599,811)	(14,561,473)
	4,339,368	5,300,009

	$10,316,289	$8,229,569

The accompanying notes are an integral part of these statements.

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2003	2002
Operating revenues
Sales of natural gas	$14,470,139	$5,908,718
Transportation of natural gas and liquids	495,510	598,474
Treating and other	208,694	180,128

	15,174,343	6,687,320
Operating costs and expenses
Cost of natural gas purchased	12,483,326	4,335,194
Operation and maintenance	927,041	869,823
Depreciation and amortization	595,006	531,796
Accretion and changes in estimates	97,211	—
General and administrative	1,596,501	1,874,410

	15,699,085	7,611,223

Operating loss	(524,742)	(923,903)
Other income (expense)
Interest income	15,039	30,037
Interest expense	(404,020)	(200,998)
Interest capitalized	24,466	24,260
(Loss) gain on disposal of assets	(65,620)	919
Other income, net	1,510	61,455

	(428,625)	(84,327)

Loss from continuing operations	(953,367)	(1,008,230)
Discontinued operations
Operations of properties sold (Note 3)	—	22,746
Gain on sale of properties	20,806	63,865

	20,806	86,611

Loss before cumulative effect of change in accounting principle	(932,561)	(921,619)
Cumulative effect of change in accounting for future asset retirement obligations, net of taxes	(105,777)	—

Net loss	$(1,038,338)	$(921,619)

Basic and diluted loss per share:
Continuing operations	$(0.06)	$(0.07)
Discontinued operations	—	0.01
Cumulative effect of change in accounting principle	(0.01)	—

Net loss	$(0.07)	$(0.06)

Weighted average number of common shares outstanding:
Basic and diluted	15,441,473	15,395,589
Pro Forma amounts assuming the new accounting principle is applied retroactively
Loss from continuing operations	$(953,367)	$(1,034,969)
Loss per basic and diluted common share outstanding	$(0.06)	$(0.07)
Net loss	$(932,561)	$(948,358)
Net loss per basic and diluted common share outstanding	$(0.06)	$(0.06)

The accompanying notes are an integral part of these statements.

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock
			Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount			Total
Balance at January 1, 2002	15,354,880	$3,838,720	$15,976,959	$(13,639,854)	$6,175,825
Net loss	—	—	—	(921,619)	(921,619)
Director compensation under stock award plans	71,437	17,857	12,143	—	30,000
Stock option compensation expense related to variable price awards	—	—	15,803	—	15,803

Balance at December 31, 2002	15,426,317	3,856,577	16,004,905	(14,561,473)	5,300,009
Net loss	—	—	—	(1,038,338)	(1,038,338)
Issuance of common stock	259,724	64,931	28,569	—	93,500
Stock option compensation expense related to variable price awards	—	—	(15,803)	—	(15,803)

Balance at December 31, 2003	15,686,041	$3,921,508	$16,017,671	$(15,599,811)	$4,339,368

The accompanying notes are an integral part of these statements.

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002
Cash flows from operating activities
Net loss	$(1,038,338)	$(921,619)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Cumulative effect of change in accounting principle	105,777	—
Depreciation and amortization, including $75,872 related to discontinued operations in 2002	595,006	607,668
Accretion and changes in estimates	97,211	—
Loss (gain) on disposal of assets	65,620	(919)
Discontinued operations—gain on sale of property	(20,806)	(63,865)
Noncash stock option compensation	(15,803)	15,803
Amortization of debt discount and debt issue costs	56,773	62,051
Reserve for ADAC Guarantee	89,966	—
Net change in cash and cash equivalents resulting from changes in:
Trade accounts receivable	(1,078,788)	(33,652)
Inventories, at average cost	2,600	7,502
Prepaid expenses and other current assets	81,427	(42,178)
Accounts payable	1,205,136	50,741
Accrued expenses and other liabilities	(5,656)	3,618

Net cash provided by (used in) operating activities	140,125	(314,850)

Cash flows from investing activities
Capital expenditures	(1,776,325)	(1,188,108)
Note receivable	—	110,860
Proceeds from sale of properties	14,500	925,000
Proceeds from contingent payment	20,806	—
Decrease in certificates of deposit	522,850	17,569
Other assets	2,652	—

Net cash used in investing activities	(1,215,517)	(134,679)

Cash flows from financing activities
Proceeds from borrowings	2,200,515	1,486,515
Payments on borrowings	(1,019,442)	(1,067,923)
Debt issue costs	(77,696)	(29,512)
Issuance of common stock	93,500	—

Net cash provided by financing activities	1,196,877	389,080

Net change in cash and cash equivalents	121,485	(60,449)
Cash and cash equivalents at beginning of year	80,888	141,337

Cash and cash equivalents at end of year	$202,373	$80,888
Supplemental cash flow information
Cash paid for interest	$254,745	$186,452
Supplemental schedule of noncash investing and financing activities
Property and equipment acquired for debt obligations	$404,913	$—

The accompanying notes are an integral part of these statements.

GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Principles of Consolidation and Nature of Business

        The consolidated financial statements include the accounts of Gateway Energy Corporation and its wholly owned subsidiary companies, Gateway Pipeline Company, Gateway Offshore Pipeline Company, Gateway Energy Marketing Company, Fort Cobb Fuel Authority, L.L.C. ("Fort Cobb") and Gateway Processing Company. All significant intercompany transactions have been eliminated in consolidation.

        The Company owns and operates natural gas gathering, transportation and distribution systems and related facilities in Texas and Oklahoma, and offshore in Texas and federal waters of the Gulf of Mexico. The Company also has an exclusive license in the continental U.S. for a patented technology for the rejection of nitrogen from natural gas streams.

(2) Summary of Significant Accounting Policies

        A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows. Certain reclassifications have been made to the prior period statements to be consistent with the current presentation.

Revenue Recognition Policy

        Revenues from the sales of natural gas are generated under back-to-back purchase and sales contracts. Revenues from the sales of natural gas are recognized at the redelivery point, which is the point at which title to the natural gas transfers to the purchaser. Transportation revenues are generated under contracts which have a stated fee per unit of production (Mcf, MMBtu, or Bbl) gathered or transported. Transportation revenues are recognized at the redelivery point, which is the point at which another party takes physical custody of the natural gas or liquid hydrocarbons.

Property and Equipment

        Property and equipment is stated at cost, plus capitalized interest costs on major projects during their construction period. Additions and improvements that add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. For the year ended December 31, 2003, property and equipment included $98,445 of equipment financed under a capital lease, net of $1,555 of accumulated amortization. Depreciation and amortization is provided using the straight-line method over estimated useful lives ranging from 6 to 30 years for pipeline systems, gas plant and processing equipment, and from 2 to 10 years for office furniture and other equipment. Upon disposition or retirement of pipeline components or gas plant components, any gain or loss is charged or credited to accumulated depreciation. When entire pipeline systems, gas plants or other property and equipment are retired or sold, any resulting gain or loss is credited to or charged against operations.

        For the years ended December 31, 2003 and 2002, depreciation expense was $566,298 and $578,960, respectively.

        Impairment losses are recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying value. The amount of impairment is measured by comparing the fair value of the asset to its carrying amount, and any impairment so determined is recorded in the current period. There have been no impairments of long-lived assets required during the years ended December 31, 2003 and 2002.

        The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 143 (discussed below) during the year ended December 31, 2003, and accordingly provides for the future asset retirement obligations related to the Shipwreck offshore production platform because, eventually, law or regulation will require its abandonment. The present value of the estimated future asset retirement obligation, as of the date of acquisition, was capitalized to gas gathering, processing and transportation equipment. The present value of the estimated future asset retirement obligation, as of the balance sheet date, is presented as a noncurrent liability. Until the platform is ultimately sold or retired, the Company will recognize (i) depreciation expense on the additional capitalized costs; (ii) accretion expense as the present value of the future asset retirement obligation increases with the passage of time, and; (iii) the impact, if any, of changes in estimates of the liability. The following table sets forth a reconciliation of the beginning and ending aggregate carrying amount of asset retirement obligations for the year ended December 31, 2003:

Beginning balance	$202,007
Accretion	25,725
Revisions in estimated cash flows	71,486

Ending balance	$299,218

        The pro forma amounts on the consolidated statements of operations show the effects of retroactive application of SFAS No. 143 on loss from continuing operations and net loss as if the new method was already in effect prior to the periods presented.

Other Assets

        The Company's primary other asset, its license for a patented process to remove nitrogen from natural gas production, is being amortized to expense over the average 17-year life of the underlying patents. Investment in the license was $299,860 and $328,568 at December 31, 2003 and 2002, net of accumulated amortization of $121,190 and $92,482, respectively.

Cash Equivalents

        For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

Income Taxes

        Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates expected to apply when these differences reverse. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that they will not be realized. The deferred tax provision is the result of changes in deferred tax assets and liabilities.

Stock-Based Compensation

        At December 31, 2003, the Company has a stock-based employee compensation plan which is described more fully in Note 6. The Company accounts for that plan under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock issued to Employees," and related Interpretations. No stock-based employee compensation cost (except for the compensation expense related to repriced options discussed in Note 6) is reflected in net loss, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock at the date of grant.

        The fair value of the Company's stock-based awards to employees was estimated using a Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock-based awards have characteristics significantly different from those of traded options, and because changes in the subjective input can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards to employees. The fair value of the Company's stock-based awards (including the repricing discussed in Note 6) was estimated assuming no expected dividends and the following weighted average assumptions for the years ended December 31, 2003 and 2002:

	2003	2002
Expected life in years	5.0	5.2
Expected stock price volatility	88%	96%
Risk-free interest rate	2.97%	3.82%
Average fair value per option	$0.22	$0.27

        For pro forma purposes, the estimated value of the Company's stock-based awards to employees is amortized over the options' vesting period. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition Disclosures," to its stock-based employee compensation for the years ended December 31, 2003 and 2002:

	2003	2002
Net loss—as reported	$(1,038,338)	$(921,619)
Deduct total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(21,610)	(17,533)

Net loss—pro forma	$(1,059,948)	$(939,152)
Basic and diluted net loss per share—as reported	$(0.07)	$(0.06)
Basic and diluted net loss per share—pro forma	$(0.07)	$(0.06)

Earnings Per Share

        Basic earnings per share is computed by dividing net earnings or loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net earnings or loss by the weighted average number of shares outstanding, after giving effect to potentially dilutive common share equivalents outstanding during the period. Potentially dilutive common share equivalents are not included in the computation of diluted earnings per share if they are anti-dilutive. For the years ended December 31, 2003 and 2002, the diluted loss per common share is the same as basic loss per share since the effect of 39,511 and 15,349, respectively, potentially dilutive common shares arising from outstanding stock options and warrants was anti-dilutive.

Accounting Pronouncements and Recent Regulatory Developments

        In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires that the fair value of the liability for asset retirement costs be recognized in an entity's balance sheet, as both a liability and an increase in the carrying values of such assets, in the periods in which such liabilities can be reasonably estimated. It also requires allocation of such asset retirement cost to expense over its useful life. The Company has adopted this statement, which is effective for fiscal years beginning after June 15, 2002. The cumulative effect of adopting this statement was to increase net loss for the year ended December 31, 2003 by $105,777, or approximately $0.01 per common share. The application of this statement is further described above under the caption Property and Equipment.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3) Acquisitions and Divestitures

        The Company made total capital expenditures of $1,776,325 in 2003, primarily in connection with the construction of the pipelines servicing the Madisonville Plant—the 4-inch gathering line, 3-inch injection line and 10-inch pipeline to transport the pipeline quality gas (the "Pipeline Facilities"). See discussion of the financing undertaken for the project in Note 4 to the consolidated financial statements. During May 2003, the Madisonville Plant and Pipeline Facilities commenced operations.

        The Company sold from its onshore segment 14 non-core natural gas gathering systems located in Texas, Oklahoma and Louisiana, effective August 1, 2002. Cash of $839,000 was received at closing, and a contingent payment of up to $260,000 was to be received in the fourth quarter of 2003 based on subsequent performance of the assets. Additionally, effective September 30, 2002, the Company sold its interest in an onshore joint venture that owned a south Texas natural gas gathering system for $85,000 cash. A net gain of $63,865 was recognized in the accompanying financial statements in connection with these sales, not including the contingent payment. A portion of the aggregate proceeds from the sales was used by the Company to fund part of its Madisonville, Texas project. The operations of the assets sold and the related gain on disposal were presented in the consolidated statement of operations as discontinued operations for the year ended December 31, 2002.

        The Company received a contingent payment of $20,806 and recorded that amount as additional gain on discontinued operations during the year ended December 31, 2003. The Company has inspected records supporting the subsequent performance of the assets and believes that additional cash proceeds are still due under the Purchase and Sale agreement. Any such amounts recovered in future periods will be recorded as additional gain on the sale of the properties.

(4) Debt

Notes Payable

        The Company's operating line of credit agreement provided for maximum available borrowings of $500,000 through June 2003. Interest was payable monthly at 5.3% per annum and principal was due on demand, or if no demand was made, at maturity. The Company liquidated the $500,000 certificate of deposit which served as collateral for the line and repaid the line of credit during June 2003.

        The Company's revolving credit agreement provides for maximum available borrowings of up to $250,000 through May 22, 2004. Principal outstanding under the agreement accrues interest at a variable rate, based on the bank's prime rate index plus 1.25%, with a minimum rate of 8%. The interest rate at December 31, 2003 was 8%. The balance under the agreement is due upon demand, or if no demand is made, at maturity, and is renewable annually. Costs of obtaining this debt are being charged to interest expense ratably over the maturity period of the note. Fort Cobb uses the proceeds from time to time for general working capital purposes. The agreement, along with the Fort Cobb Term Note discussed below, is collateralized with the assets of Fort Cobb and guaranteed by the Company. The Company had $31,635 of available borrowings under the agreement as of December 31, 2003.

Long-term Debt

        Long-term debt as of December 31 consisted of the following:

	2003	2002
Subordinated notes	$229,716	$436,372
Term note—Fort Cobb	570,938	670,385
Term note—Madisonville	1,362,082	300,000
Balloon note—Madisonville	900,000	—
Term note—Fort Cobb vehicles	48,204	—
Trade note payable	92,051	—

	3,202,991	1,406,757
Less current maturities	986,938	439,458

	$2,216,053	$967,299

Subordinated Notes

        In connection with the Recapitalization that was effective March 1, 1997, the Company issued subordinated promissory notes with a face amount of $1,171,700. The stated interest rate is 10%

payable quarterly with equal annual principal payments beginning on March 1, 2000 and continuing through March 1, 2004. The Company calculated the fair market value of the notes to be $978,000 at March 1, 1997 and recorded the difference between fair value and the face amount as discount on subordinated notes. The discount is being amortized to interest expense using the interest method over the term of the subordinated notes. Such charge to interest expense was $20,753 and $27,670 for the years ended December 31, 2003 and 2002, respectively. As a result, the effective interest rate of the subordinated notes is 15%.

        The March 1, 2003 principal and interest obligation of approximately $246,000, due under the Company's subordinated notes, was paid during April 2003. Under the terms of the subordinated notes, the Company has a sixty-day period in which to make such payments and prevent acceleration of the remaining outstanding principal.

        The final payment of principal and interest due under the Company's subordinated notes, due March 1, 2004, will be paid from proceeds of a planned secondary offering described in Note 13. The subordinated note holders have been separately notified that they will continue to receive interest at 10% on the final principal installment outstanding until such time as it is paid.

Term Note—Fort Cobb

        Effective June 1, 2001, Fort Cobb borrowed $750,000 from a bank. Principal outstanding under the note accrues interest at a variable rate, based on the bank's prime rate index plus 1.25%, with a minimum rate of 8%. The interest rate at December 31, 2003 was 8%. The note requires monthly payments of approximately $13,000, with the balance under the note due June 1, 2008. Costs of obtaining this debt are being charged to interest expense ratably over the maturity period of the note. Fort Cobb used the proceeds to refinance its borrowings from the Company, and the Company used the proceeds for general corporate purposes.

Term Note—Madisonville

        Effective February 21, 2002, Gateway Pipeline Company and Gateway Processing Company (the "Borrowers") entered into a term credit agreement with a bank ("Term Note"). During November 2003, the Term Note agreement was amended, effective November 15, 2003, to modify provisions governing intercompany debt payments from the borrowers to Gateway Energy Corporation. All other terms and conditions of the Term Note, including the maturity date, remained the same. Under the Term Note, as amended effective November 15, 2003, the Borrowers borrowed $1.5 million in multiple advances. The monthly note payments through September 30, 2003 represented interest only at a fixed rate of 7.25%. Thereafter the note requires 26 monthly payments of principal and interest of $54,819, with a final payment of approximately $217,000, representing unpaid principal, and accrued but unpaid interest due at the December 31, 2005 maturity date. Costs of securing this debt are being charged to interest expense ratably over the maturity period of the note. The Borrowers used the proceeds to finance the construction of the Madisonville Pipeline Facilities. The Term Note is collateralized with the Company's economic interest in the Madisonville project and the Waxahachie pipeline system, and the Company has guaranteed the loan and pledged the common stock of the Borrowers. The Term Note agreement contains cross collateral and cross default provisions linking it to the Balloon Note, described below.

        The Company violated the current ratio covenant in the Term Note agreement—subsequent to September 30, 2003, but before the Form 10-QSB was issued—and obtained a limited waiver from the bank in conjunction with the Term Note agreement amendment noted above.

Balloon Note—Madisonville

        Effective March 31, 2003, the Company entered into a balloon credit agreement (the "Balloon Note"). Under the Balloon Note agreement, the Borrowers borrowed $900,000 in multiple advances. Principal outstanding under the Balloon Note accrues interest at a fixed rate of 7.25% and the note will mature after thirty-six months, or March 31, 2006. The monthly note payments represent interest only on the total balance outstanding. Costs of securing this debt are being charged to interest expense ratably over the maturity period of the note. The Borrowers used the proceeds to finance the remaining construction costs of the Pipeline Facilities, and to fund the principal and interest payments that were due under the Company's subordinated note agreements on March 1, 2003.

        The Balloon Note is collateralized with letters of credit obtained through Allen Drilling Acquisition Company, a Nebraska corporation ("ADAC"). Charles A. Holtgraves, a director of the Company, is President and a director of ADAC, and Larry J. Horbach, a director of the Company, is Secretary of ADAC and a director of the parent company of ADAC. Mr. Holtgraves owns directly no shares of ADAC common stock, and owns 14.65% of an entity that owns 55.56% of the ADAC senior preferred stock. Such preferred stock has a stated dividend rate equal to two-thirds (66 2/3%) of any Madisonville payments received by ADAC pursuant to the Agreement discussed below. Mr. Horbach owns no ADAC common or preferred stock.

        Under the terms of the agreement with ADAC, dated March 6, 2003 (the "Agreement"), ADAC agreed to provide security acceptable to the Company's primary bank to allow the Company to borrow the proceeds of the Balloon Note. In exchange, ADAC will receive, during the term of the Balloon Note, one-half (50%) of the price upside portion only, if any, of the monthly fee to be received by the Company pursuant to the Madisonville project agreements. Under the Agreement, ADAC will have the option to either: (i) receive at the end of the term of the Balloon Note a lump-sum payment, which when added to the payments received, if any, for the price upside portion, will result in a 15% pre-tax internal rate of return on the $900,000, or (ii) pay off the Balloon Note on or before the end of the Balloon Note term in exchange for a one-third (33 1/3%) ownership interest in the Pipeline Facilities from that date forward. The Company is obligated to pay the periodic interest payments to the bank during the three-year term of the Balloon Note. Further, the Company granted liens, subordinate to the Company's bank liens, on the Company's economic interest in the Madisonville project, its Waxahachie pipeline system, and its Fort Cobb subsidiary. The Agreement contains cross collateral and cross default provisions linking it to the Madisonville term note, described above.

        The Company believes that it is likely that ADAC will elect to pay off the Balloon Note in exchange for an ownership interest in the Pipeline Facilities; however, it is beyond the Company's control. Therefore, the minimum return guaranteed to ADAC by the Company is being accrued ratably over the three-year term of the Balloon Note, and reduced by periodic price upside payments, if any, paid to ADAC. Such accruals increased interest expense in the accompanying consolidated statements of operations by $101,250 for the year ended December 31, 2003. If ADAC elects to pay off the Balloon Note at maturity or before, the reserve for the ADAC guarantee will be credited to income.

Term Note—Fort Cobb Vehicles

        Effective March 2003, Fort Cobb borrowed $57,900 from a bank to buy three replacement service vehicles. The note requires monthly principal and interest payments of $1,387, reflecting interest at 6.99%, and matures on March 25, 2007.

Trade Note Payable

        Effective October 2003, in connection with the mediation settlement of a dispute with a vendor, the Company executed a trade note for $100,000, bearing no interest, payable in eighteen monthly installments of $5,200 and one final installment of $6,400. The note is secured by a lien on the Company's Crystal Beach terminal facility. Interest expense is being recognized over the life of the note at an imputed rate of 10%; accordingly, the obligation was recorded at its present value of $91,290 in the accompanying consolidated balance sheet.

Letters of Credit

        As of December 31, 2003, the Company had outstanding letters of credit totaling $675,000.

(5) Income Taxes

        The Company recorded no provision for income taxes during the years ended December 31, 2003 and 2002, due to its net losses for those periods. The differences between income taxes computed using the average statutory federal income tax rate of 34% and the zero provision recorded for each of the periods presented follow:

	2003	2002
Taxes at statutory rate	$(353,035)	$(313,350)
Increase in valuation allowance	241,038	262,160
Other nondeductible expenses	3,468	3,583
Other	108,529	47,607

	$-	$—

        The tax effects of the temporary differences that give rise to deferred tax assets and liabilities follow:

	2003	2002
Deferred tax assets:
Net operating loss carryforwards	$2,578,086	$2,205,954
Property and equipment	492,475	619,466
Other	70,359	74,462

	3,140,920	2,899,882
Valuation allowance	(3,140,920)	(2,899,882)

	$—	$—

        The increase in the valuation allowance for each period presented was primarily due to the increase in, net of any expiration of, net operating loss carryforwards.

        At December 31, 2003, the Company had approximately $7,583,000 of federal net operating loss carryforwards which may be applied against future taxable income and which expire from 2004 through 2023.

(6) Common Stock Option and Warrant Plans

Stock-Based Employee Compensation Plans

        The Company has a stock option plan and several agreements under which key employees have been granted incentive and nonqualified stock options or warrants to purchase the Company's common stock. Generally, the options are exercisable within three years of the date of grant and expire ten years after the date of grant. All options or warrants issued have exercise prices of not less than 100% of the fair market value on date of grant.

        In November 1999, a total of 225,750 options with a weighted average exercise price of $0.80, were repriced to $0.40 and, accordingly, are valued each quarter under variable award accounting rules. The following table summarizes stock option and warrant information for the years ended December 31, 2003 and 2002:

	December 31, 2003		December 31, 2002
	Options/ warrants	Weighted average exercise price	Options/ warrants	Weighted average exercise price
Outstanding at beginning of period	647,417	$0.39	630,750	$0.40
Granted	160,000	0.36	85,000	0.27
Canceled/Expired	(25,000)	0.47	(68,333)	0.37

Outstanding at end of period	782,417	0.38	647,417	0.39

Options exercisable at end of period	540,750	0.39	490,750	0.41

Options available for grant at end of period	73,335		263,333

        The following table summarizes information about options and warrants outstanding at December 31, 2003:

	Options/warrants outstanding
				Options/warrants exercisable
		Weighted average remaining contractual life (years)
Range of exercise price	Number outstanding		Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.25 to 0.38	368,334	7.89	$0.31	151,667	$0.28
0.40 to 0.53	414,083	4.36	0.44	389,083	0.44

$0.25 to 0.53	782,417	6.02	0.38	540,750	0.39

Non-Employee Common Stock Options and Warrants

        The Company has a stock option plan and one agreement under which non-employee directors and another party have been granted nonqualified stock options or warrants to purchase the Company's common stock. Generally, the options are exercisable immediately and expire ten years after the date of grant, or 12 months after cessation of service on the Company's Board if sooner, in the case of director options. All options or warrants issued have exercise prices of not less than 100% of the fair market value on date of grant.

        The following is a summary of the status of the Company's non-employee options and warrants for the years ended December 31, 2003 and 2002:

	December 31, 2003		December 31, 2002
	Options/ warrants	Weighted average exercise price	Options/ warrants	Weighted average exercise price
Outstanding and exercisable at beginning of period	200,000	$1.08	301,975	$1.40
Granted	79,998	0.375	—	—
Canceled/Expired	—	—	(101,975)	2.03

Outstanding and exercisable at end of period	279,998	0.88	200,000	1.08

        The following table summarizes information about non-employee options and warrants outstanding at December 31, 2003:

	Options/warrants outstanding and exercisable
Range of exercise prices	Number outstanding and exercisable	Weighted average remaining contractual life (years)	Weighted average exercise price
$0.38	79,998	9.39	$0.375
0.56 to 0.63	50,000	4.31	0.59
1.25	150,000	0.89	1.25

$0.38 to 1.25	279,998	3.93	0.88

        At December 31, 2003, the Company had a combined total of 1,062,415 common stock options and warrants outstanding, 820,748 of which were exercisable. At December 31, 2002, the Company had a combined total of 847,417 common stock options and warrants outstanding, 690,750 of which were exercisable.

(7) Employee Benefit Plan

        The Company manages its staffing under employee leasing agreements with Administaff, Inc. ("Administaff"). Employees of the Company are eligible to participate in a 401(k) plan sponsored by Administaff. During 2003, the Company participated in an Administaff single employer 401(k) plan under which the Company matched 50% of employee contributions to the plan up to a maximum 3% of each employee's base salary. Effective January 1, 2004, the Company has adopted an Administaff multiple employer 401(k) plan in order to comply with the provisions of Revenue Procedure 2002-21. Under the new multiple-employer plan, the Company will make a safe-harbor contribution of 3% of each employee's base salary regardless of the employee's contribution. The Company believes it is in substantial compliance with the Employee Retirement Income and Security Act of 1974 and other laws that would govern the plan. Prior to its association with Administaff, the Company had a predecessor 401(k) plan, and the Company has requested a ruling from the IRS on the former plan qualification status in order to allow employees to rollover investment balances into the Administaff plan.

        The Company's contributions to the 401(k) plan were $28,350 and $32,244 for the years ended December 31, 2003 and 2002, respectively.

(8) Leases

Capital Lease

        At December 31, 2003, the Company had one capital lease for equipment installed at the sales point of the Madisonville Pipeline Facilities, for a term of 84 months, maturing May 28, 2010. Interest expense is being recognized over the life of the lease at an imputed annual rate of 10%. At the end of the lease term the Company owns the equipment, or at its option, the Company may buy out the lease at a fixed price at either of two interim dates. The equipment cost of $100,000 is reflected in the accompanying balance sheet as gas gathering, processing and transportation equipment. The related amortization of $1,555 is reflected in accumulated depreciation and amortization. Future minimum lease payments, as well as the present value of the net minimum lease payments as of December 31, 2003, are as follows:

Year Ending December 31:
2004	$23,400
2005	23,400
2006	23,400
2007	23,400
2008	23,400
Thereafter	33,150

Total minimum lease payments	150,150
Less amount representing estimated executory costs (such as taxes, maintenance and insurance) including profit thereon, included in total minimum lease payments	21,260

Net minimum lease payments	128,890
Less amount representing interest	33,763

Present value of net minimum lease payments	$95,127

Operating Leases

        The Company has no noncancelable operating leases at December 31, 2003. The Company leases office space in Houston, Texas under a lease agreement expiring in March 2008 that is cancelable with six months notice. Six months of lease payments total $46,322.

        The Company also has various month-to-month equipment operating leases. Rent expense from all leases totaled $101,427 and $132,032 for the years ended December 31, 2003 and 2002, respectively.

(9) Commitments and Contingencies

        In connection with securing the Balloon Note described in Note 4 that was used to finance part of the construction costs of the Madisonville Pipeline Facilities, the Company is obligated at ADAC's option to either: (i) pay at the end of the term of the Balloon Note a lump-sum, which when added to the payments made, if any, for the price upside portion, will result in ADAC receiving a 15% pre-tax internal rate of return on the $900,000, or (ii) convey to ADAC a one-third (33 1/3%) ownership interest in the Pipeline Facilities in exchange for ADAC paying off the Balloon Note on or before the end of the Balloon Note term. The Company is obligated to pay the periodic interest payments to the bank during the three-year term of the Balloon Note.

        The Company believes that it is likely that ADAC will elect to pay off the Balloon Note in exchange for an ownership interest in the Pipeline Facilities; however, it is beyond the Company's control. Therefore, the minimum return guaranteed to ADAC by the Company is being accrued ratably over the three-year term of the Balloon Note, and reduced by periodic price upside payments, if any, paid to ADAC. At December 31, 2003, interest expense was charged $101,250 reflecting the Company's obligation under the guarantee, and the accompanying consolidated balance sheet as of December 31, 2003 shows a reserve of $89,966 for such amounts not yet paid. If ADAC elects to pay off the Balloon Note at maturity or before, the reserve for the ADAC guarantee will be credited to income.

        On March 9, 2004, the Company entered into Letters of Intent with an outside financial services firm for the purpose of raising capital. See the discussion of subsequent events in Note 13.

        The Company and its subsidiaries are parties to litigation and claims arising in the ordinary course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims, will not be material to the consolidated financial statements.

(10) Financial Instruments

        The following table reflects the financial instruments for which the fair value is different from the carrying amount of such financial instrument in the accompanying consolidated balance sheets as of December 31, 2003 and 2002. The carrying amount of cash and cash equivalents, certificates of deposit, trade receivables, trade payables and short-term borrowings approximate fair value because of the short maturity of those instruments. The carrying amount of the term note approximates fair value because of its variable interest rate. The fair value of the Company's financial instruments is based upon current borrowing rates available for financings with similar terms and maturities, and is not representative of the amount that could be settled, nor does the fair value amount consider the tax consequences, if any, of settlement.

	December 31, 2003		December 31, 2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Subordinated notes	$(229,716)	$(228,811)	$(436,372)	$(432,435)
Term note—Madisonville	(1,362,082)	(1,141,675)	(300,000)	(291,082)
Balloon note—Madisonville	(900,000)	(676,183)	—	—
Term note—Fort Cobb vehicles	(48,204)	(46,836)	—	—
Trade note payable	(92,051)	(87,802)	—	—

(11) Segments, Major Customers and Concentrations

        All of the Company's operations are in the domestic U.S., including the Gulf of Mexico in Texas and federal waters. The Company's management reviews and evaluates the operations separately of three main segments—onshore Operations, offshore Operations and Fort Cobb Operations. Each segment is an aggregation of operations subject to similar economic and regulatory conditions such that they are likely to have similar long-term prospects for financial performance. Onshore Operations include natural gas gathering, transportation and distribution activities in Texas and Oklahoma. Offshore Operations include natural gas and liquid hydrocarbon gathering and transportation activities in the Gulf of Mexico in Texas and federal waters. The principal markets for the onshore segment are affiliates of large intrastate and interstate pipeline companies and industrial customers, and for the offshore segment they are affiliates of large intrastate and interstate pipeline companies. Fort Cobb Operations are comprised of a local natural gas distribution company in Oklahoma. This segment supplies natural gas to approximately 2,350 customers, principally for irrigation and crop drying fuel for farming cooperatives, and residential fuel.

        During 2002, the Company sold 14 of its onshore pipeline systems and its interest in a joint venture that owned a south Texas natural gas gathering system (the "Sold Properties"), and the operating results of those properties are presented in the accompanying consolidated statement of operations for the year ended December 31, 2002 as discontinued operations. The amounts for 2002 presented below have been restated to remove the operating results of those properties.

        The accounting policies of the reportable segments are the same as those described in Note 2 to the Consolidated Financial Statements. The Company evaluates the segments based on operating margin, defined as revenues less cost of purchased gas and operating and maintenance expenses. Such amounts are before general and administrative expense, depreciation, interest income or expense or income taxes. Inter-segment sales of approximately $1,456,000 and $906,000 were eliminated during consolidation for the years ended December 31, 2003 and 2002, respectively.

        Summarized financial information for the years indicated of the Company's reportable segments and a reconciliation of operating margin to consolidated net loss is presented below:

	2003	2002
Onshore Operations
Revenues	$12,361,010	$4,058,396
Operating margin	989,339	493,715
Depreciation and amortization	246,695	195,818
Interest expense	333,505	128,257
Capital expenditures	1,880,498	1,110,864
Total assets	6,383,677	4,115,709
Offshore Operations
Revenues	$671,107	$771,122
Operating margin	375,635	521,286
Depreciation and amortization	150,875	141,650
Interest expense	—	—
Capital expenditures	497	17,000
Total assets	1,647,581	1,742,505

Fort Cobb Operations
Revenues	$2,142,226	$1,857,802
Operating margin	399,002	467,302
Depreciation and amortization	197,436	194,328
Interest expense	70,515	72,741
Capital expenditures	155,069	60,244
Total assets	2,285,031	2,371,355
Total
Revenues	$15,174,343	$6,687,320
Operating margin	1,763,976	1,482,303
Depreciation and amortization	595,006	531,796
Interest expense	404,020	200,998
Capital expenditures	2,036,064	1,188,108
Total assets	10,316,289	8,229,569
Reconciliation to Net Loss
Operating margin	$1,763,976	$1,482,303
Depreciation and amortization	595,006	531,796
Accretion and changes in estimates	97,211	—
General and administrative	1,596,501	1,874,410
Interest expense	404,020	200,998
Other income (expense)—net	(24,605)	116,671
Discontinued operations	20,806	86,611
Cumulative effect of change in accounting principle	(105,777)	—

Net loss	$(1,038,338)	$(921,619)

        The following table sets forth for the years indicated the Company's major customers and their percent of total revenues. All of the listed entities are customers of the onshore segment.

	2003	2002
TXU Portfolio Management Co LP	49%	—
Dart Container Corporation	19%	36%
Owens Corning Fiberglas Corporation	6%	34%
Infinite Energy, Inc.	—	10%

        The Company's natural gas pipeline operations have a diverse customer base in the natural gas transmission, distribution and various industries. This diversity of customers may reduce the Company's overall exposure to credit risk, in that the customers may not be similarly affected by the changes in economic or other conditions. The Company's accounts receivable are generally not collateralized. The Company believes that a loss of a major supplier or customer could be readily replaced and would not have a material adverse effect on its financial position, results of operations or cash flows.

        The Company has two certificates of deposit with two financial institutions at December 31, 2003 totaling $130,745 that collateralize performance bonds. The balances are insured by the Federal Deposit Insurance Corporation up to $105,000. The Company believes it is not exposed to any significant credit risk.

(12) Related Party Transactions

        Accrued expenses and other liabilities as of December 31, 2003 included unpaid directors' fees of $24,750.

(13) Subsequent Events

        Effective March 9, 2004, the Company entered into Letters of Intent with The InvestLinc Group, a Chicago based financial company focused on emerging growth businesses ("InvestLinc") under which InvestLinc will assist the Company in raising approximately $12 million through a combination of a secondary offering of its common stock and the formation of a limited liability company ("LLC") funded by the Company and capital from InvestLinc.

        The secondary offering is intended to raise approximately $3 million net to the Company. It will be structured as a rights offering under which current stockholders will be offered the opportunity to acquire the stock before it is offered to others through InvestLinc's dealer network. Proceeds from the offering are to be used to pay down debt and to invest in the LLC.

        The LLC is expected to be funded with $1.5 million from the Company and $8.5 million in equity from InvestLinc sources. These funds will be used by the LLC to invest in high nitrogen natural gas ("HNNG") projects initially in the continental United States. GEC will manage the LLC and develop the HNNG projects. The Company's ownership interest in the LLC will be at least 20%. GEC will have the opportunity to increase its ownership interest above 20% by making the capital investment described earlier and based on the performance of the LLC over time.

        Closing of the secondary offering and funding of the LLC are independent of each other, and each is subject to its own closing conditions, including a requirement for InvestLinc to secure at least $8 million for the LLC. The transactions are expected to close in late July or early August 2004.

        The final payment of principal and interest due under the Company's subordinated notes, due March 1, 2004, will be paid from proceeds of the secondary offering noted above. The subordinated note holders have been separately notified that they will continue to receive interest at 10% on the final principal installment outstanding until such time as it is paid.

ANNEX A

FORM OF COMMON STOCK SUBSCRIPTION AGREEMENT

Gateway Energy Corporation
500 Dallas Street, Suite 2615
Houston, Texas 77002

Ladies and Gentlemen:

        This subscription agreement relates to the offer made by Gateway Energy Corporation, a Delaware corporation (the "Company"), to sell a minimum of $1,000,000 and a maximum of $3,500,000 in shares of Company common stock, par value, $0.25 per share (the "Shares"), pursuant to the prospectus filed with the SEC under Rule 424(b)(3) on             , 2004, and as same may be amended or supplemented from time to time. The undersigned has received a copy of the prospectus and wishes to purchase shares on the terms, and subject to the conditions, set forth below and in the prospectus. If the maximum offering is reached, then for a period of 30 days from completion of the offering, the Company may sell up to an additional $350,000 in shares of Company common stock pursuant to an over-allotment option contained in the Company's agreement with InvestLinc Securities, L.L.C., the Company's placement agent.

1.    Subscription.

        1.1   The undersigned hereby irrevocably subscribes, in accordance with the terms and conditions of this subscription agreement, for the purchase of the number of shares, at the price per share, set forth on the signature page to the agreement. The undersigned hereby delivers to the Company:(i) an executed copy of this agreement, (ii) an executed copy of the investor suitability questionnaire, and (iii) personal, bank, cashier's check or wire transfer for the aggregate purchase price, as reflected on the signature page to this agreement payable to: "American Stock Transfer & Trust Company, Subscription Agent, for Gateway Energy Corporation, as subscription agent", as follows:

  , N. A.
  ABA # 113011258
  For Credit to: Trust GL [reference]
  For Further Credit to: Trust No. [number]
  Gateway Energy Corporation
  Attn: [contact name]

        1.2   The purchase price and the executed agreement will be held for the benefit of the undersigned until accepted by the Company pursuant to section 2 below. If the agreement is not accepted by, 2004 in accordance with section 2 of this agreement, the termination date, then the purchase price will be promptly returned to the undersigned.

        1.3   After a determination has been made, based upon the undersigned's representations herein and the investor suitability questionnaire, that the undersigned is a suitable purchaser of the shares and the conditions set forth in section 2 are met, the Company will accept this agreement and the subscription agent will deliver the purchase price to the Company. Following delivery of the purchase price, the Company shall promptly deliver to the undersigned a stock certificate representing the number of shares for which the undersigned hereby subscribes (or, if the subscription is accepted for less than all the shares requested, a certificate representing the number of allotted shares and a pro rata refund of a portion of the purchase price).

2.    Acceptance of Agreement. It is understood and agreed that the Company shall have the right to accept or reject this agreement, in whole or in part, for any reason whatsoever upon receiving notice from the subscription agent that it has received aggregate subscriptions for shares in an amount that equals or exceeds the minimum offering. If the subscription agent has not received subscriptions totaling at least the minimum offering by the termination date, then the Company will instruct the subscription agent to promptly return the purchase price to the undersigned. If the Company has received subscriptions for at least the minimum offering by the termination date, then it may extend the offering period for up to an additional 60 days, or until it has received subscriptions totaling the maximum offering.

3.    Representations and Warranties of Subscriber. The undersigned hereby represents and warrants to the Company (knowing that the Company will be relying on these matters to determine the undersigned's suitability as an investor and the availability of securities law exemptions) that:

        3.1   The undersigned has received the prospectus. Additionally, the Company has afforded the undersigned or the undersigned's representative with access to and an opportunity to obtain other information regarding the Company requested by the undersigned. The undersigned has not relied on any oral representations of any kind.

        3.2   The undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, meaning that the undersigned meets one or more of the following conditions (check all that apply):

1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;
3.	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
5.	Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;
6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and
8.	Any entity in which all of the equity owners are accredited investors.

All statements made by the undersigned in this investor suitability questionnaire are true, complete and correct.

        3.3   Immediately prior to the undersigned's execution of this agreement, the undersigned had such knowledge and experience in financial and business matters (including experience with investments of a similar nature), that the undersigned was capable of evaluating the merits and risks of an investment in the shares.

        3.4   The undersigned recognizes that the purchase of the shares is a speculative investment that involves a high degree of risk, including but not limited to those risks referred to in the prospectus, and is suitable only for persons with the financial capability of making and holding long-term investments not readily reducible to cash.

        3.5   The undersigned, if not an individual investor, is empowered and duly authorized to enter into this agreement under its governing document, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision and the like.

        3.6   The type of ownership in which the undersigned is applying to purchase shares is as follows: (check one)

INDIVIDUAL OWNERSHIP (One signature required)
JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (Both parties must sign)
TRUST (Please include name of trustee, date trust was formed and a copy of the trust agreement or other authorization)
CORPORATION (Please include certified corporate resolution authorizing signature)
PARTNERSHIP (Please include a copy of the statement of partnership or partnership agreement authorizing signature)
COMMUNITY PROPERTY (Two signatures required)
TENANTS-IN-COMMON (Both parties must sign)

4.    Continuing Obligation to Furnish Information. These representations and warranties are true, complete and accurate as of the date hereof and shall be true, complete and accurate as of the date of delivery of the purchase price to the Company and shall survive such delivery. If, in any respect, such representations and warranties shall not be true and accurate prior to receipt of notice of acceptance of this agreement, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.

5.    Miscellaneous.

        5.1   Survival. The representations and warranties made herein shall survive the consummation of the transaction contemplated hereby.

        5.2   Governing Law. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas, without regard to principles of conflicts of laws.

        5.3   Entire Agreement; Amendment. This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other written or oral agreements, understandings and negotiations. This agreement may not be amended except by a writing signed by both the Company and the undersigned.

        5.4   Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the transaction agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        5.5   Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned has executed this agreement as of the    day of             , 200  .

SIGNATURE(S)

Print Name

Signature	Address

Title (if applicable)	Taxpayer ID number

SUBSCRIPTION INFORMATION

Number of shares purchased	Price per share

Aggregate purchase price

        Print exact name in which shares should be registered

SUBSCRIPTION ACCEPTED:

Gateway Energy Corporation,
a Delaware corporation

By:

Name:

Title:

Date:

        [SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

Nominee Holder Certification

        The undersigned, a bank, broker, trustee, depositary or other nominee of rights to purchase shares of common stock of Gateway Energy Corporation pursuant to the rights offering described and provided for in the Company's prospectus dated, 2004,, hereby certifies to the Company and to American Stock Transfer & Trust Company, as subscription agent for such rights offering, that:

        (1)   the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of rights specified below pursuant to the subscription right (as described in the prospectus) on behalf of beneficial owners of rights (without identifying any such beneficial owner), and

        (2)   each such beneficial owner's subscription right has been exercised in full:

Number of Shares Owned on the Record Date	Rights Exercised Pursuant to Rights Offering
1.
2.
3.
4.
5.
6.
7.
8.

Provide the following information if applicable:

Depository Trust Company ("DTC")

[PARTICIPANT]

By:
Name:
Title:

DTC Subscription Confirmation Number(s)

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 24. Indemnification of Officers and Directors.

        Our articles of incorporation and by-laws require us to indemnify our directors and officers to the fullest extent authorized or permitted by applicable law, in any suit or proceeding, whether civil, criminal, administrative or investigative, relating to that person's service as a director or officer of the Company. Additionally, we may have certain obligations under state law to indemnify our employees, including our officers, for actions taken in their capacity as employees of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the "Act," may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

        Estimated expenses incurred or to be incurred in offering these securities for sale include the following:

Description	Amount
SEC registration fee	$—
Blue sky fees	—
Legal fees and expenses	—
Accounting fees and expenses	—
Printing	—
Transfer agent fees	—
Miscellaneous	—
Total	$—

Item 26. Recent Sales of Unregistered Securities.

        The following information describes sales of unregistered securities of Gateway Energy Corporation, which were exempt from registration under Section 4(2) of the Securities Act of 1933. Such sales occurred during the period from January 1, 2001 through December 31, 2003:

  •
  On June 6, 2001, the Company issued 46,512 shares of common stock to six outside directors as part of their annual compensation for service as outside directors.

  •
  On June 7, 2002, the Company issued 71,437 shares of common stock to six outside directors as part of their annual compensation for service as outside directors.

  •
  On May 21, 2003, the Company issued options to purchase shares of common stock at an exercise price of $0.375 per share to six outside directors as part of their annual compensation for service as outside directors.

  •
  On December 3, 2003, the Company sold 159,724 shares of common stock to three directors for $57,500, reflecting a price of $0.36 per share.

  •
  On December 23, 2003, the Company sold 100,000 shares of common stock to a consultant for $36,000, reflecting a price of $0.36 per share.

Item 27. Exhibits.

Exhibit	Description of Document
1†	Placement Agent Agreement
3(a)*	Restated Certificate of Incorporation dated May 26, 1999.
3(a)(1)	Amendment to Restated Certificate of Incorporation dated August 16, 2001, incorporated by reference to Form 10-KSB for the year ended December 31, 2001.
3(b)*	Bylaws, as amended May 26, 1999.
4(a)*	Form of the common stock Certificate.
4(b)(2)	First Amended and Restated Credit Agreement with Southwest Bank of Texas, dated March 31, 2003, for the Madisonville term note, incorporated by reference to Form 10-QSB for the quarterly period ended March 31, 2003.
4(b)(3)	Credit Agreement with Southwest Bank of Texas, dated March 31, 2003, for the Madisonville Balloon Note, incorporated by reference to Form 10-QSB for the quarterly period ended March 31, 2003.
4(b)(4)	First Amendment to Amended and Restated Credit Agreement with Southwest Bank of Texas, dated March 31, 2003, for the Madisonville term note, incorporated by reference to Form 10-QSB for the quarterly period ended June 30, 2003.
5†	Opinion regarding legality.
10(a)(1)	1994 Incentive and Non-Qualified Stock Option Plan; incorporated by reference to Exhibit 10(a) to Form 10-KSB for the year ended February 28, 1997.
10(a)(2)*	1998 Stock Option Plan.
10(a)(3)*	1998 Outside Directors' Stock Option Plan.
10(b)(3)	Employment Agreement dated July 1, 2001 with Michael T. Fadden; incorporated by reference to Exhibit 10(b)(3) to Form 10-QSB for the quarterly period ended September 30, 2001.
10(b)(4)	Employment Agreement dated July 1, 2001 with Scott D. Heflin; incorporated by reference to Exhibit 10(b)(4) to Form 10-QSB for the quarterly period ended September 30, 2001.
10(c)*	Executive Compensation Plan approved November 19, 1997.
10(d)*	Houston Office Lease dated January 20, 1998 with Trizec Allen Center Limited Partnership.
10(e)*	Agreement and Plan of Merger dated May 1, 1998 with Abtech Resources, Inc.
10(f)**	Master Agreement dated June 15, 2001 by and among Gateway Processing Company, et.al., for the development of the Madisonville Project.
10(f)(1)**	First Amended and Restated Master Agreement dated September 12, 2002 for the development of the Madisonville Project.
10(f)(2)**	Amendment to First Amended and Restated Master Agreement dated February 5, 2003 for the development of the Madisonville Project.
10(g)**	Agreement for Credit Enhancement dated March 6, 2003 by and between Gateway Processing Company, Gateway Pipeline Company and Allen Drilling Acquisition Company.
16	Letter on change in certifying accountant, incorporated by reference to the Gateway Energy Corporation Current Report on Form 8-K/A dated January 23, 2004.
11	Statement Regarding Computation of Per Share Earnings.
21***	Subsidiaries.
23(a)	Consent of Pannell Kerr Forster of Texas, P.C.
23(b)	Consent of Deloitte & Touche LLP
23(c)†	Consent of Cline, Williams, Wright, Johnson & Oldfather, LLP.
31.1***	Section 302 Certification of Chief Executive Officer
31.2***	Section 302 Certification of Chief Financial Officer
32.1***	Section 906 Certification of Chief Executive Officer
32.2***	Section 906 Certification of Chief Financial Officer

*
Incorporated by reference to Form 10-KSB for the year ended February 28, 1999.

**
Incorporated by reference to Form 10-KSB for the year ended December 31, 2002.

***
Incorporated by reference to Form 10-KSB for the year ended December 31, 2003.

†
To be filed by amendment.

Item 28. Undertakings.

        The registrant hereby undertakes that it will:

        (1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i)    Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  Include any additional or changed material information on the plan of distribution.

        (2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        The undersigned registrant hereby undertakes to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the registrant will file a post-effective amendment to state the terms of such offering.

        The undersigned registrant hereby undertakes to provide to the Placement Agent at the closing specified in the Placement Agent agreement, certificates in such denominations and registered in such names as required by the Placement Agent to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, state of Texas on April 28, 2004.

GATEWAY ENERGY CORPORATION (Registrant)
By:	/s/ Michael T. Fadden Michael T. Fadden Chairman, President & CEO
By:	/s/ Scott D. Heflin Scott D. Heflin CFO and Treasurer

        Date: April 28, 2004

        In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/ Michael T. Fadden Michael T. Fadden	Director	April 28, 2004
/s/ John B. Ewing John B. Ewing	Director	April 28, 2004
/s/ Scott D. Heflin Scott D. Heflin	Director	April 28, 2004
/s/ Earl P. Hoffman Earl P. Hoffman	Director	April 28, 2004
/s/ Charles A. Holtgraves Charles A. Holtgraves	Director	April 28, 2004
/s/ L. J. Horbach Larry J. Horbach	Director	April 28, 2004
/s/ Gary A. McConnell Gary A. McConnell	Director	April 28, 2004